Exhibit 4.4

THIRD AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

THIS THIRD AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT (this “Agreement”) is entered into on June 3, 2019 by and among:

(1)	Q&K INTERNATIONAL GROUP LIMITED, an exempted company duly incorporated with limited liability and validly existing under the Laws of the Cayman Islands (the “Company”),

(2)	the parties listed on Part I of Exhibit A attached hereto (the “Series A Shareholders”, and each a “Series A Shareholder”),

(3)	the parties listed on Part II of Exhibit A attached hereto (the “Series B Shareholders”, and each a “Series B Shareholder”),

(4)	the party listed on Part III of Exhibit A attached hereto (the “Series C Shareholder”),

(5)	the party listed on Part IV of Exhibit A attached hereto (the “Series C-1 Shareholder “),

(6)	the parties listed on Part V of Exhibit A attached hereto (the “Series C-2 Shareholders”),

(7)	the parties listed on Part VI of Exhibit A attached hereto (the “Founder Parties”, and each a “Founder Party”),

(8)	the parties listed on Part VII of Exhibit A attached hereto (the “Subsidiaries”, and each a “Subsidiary”).

Each of the forgoing parties is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A.

The Series C-2 Shareholders have agreed to subscribe from the Company, and the Company has agreed to allot and issue to the Series C-2 Shareholders, certain Series C-2 Shares (as defined below) of the Company on the terms and conditions set forth in the Series C-2 Preferred Share Subscription Agreement dated January 30, 2019 by and among the Company, the Series C-2 Shareholders (as applicable), the Founder Parties and the Subsidiaries (the “Share Subscription Agreement”).

B.	The Share Subscription Agreement requires that the Parties enter into this Agreement as a condition to the consummation of transactions contemplated therein.

C.	The Parties intend to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	DEFINITIONS

Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings set forth in Exhibit B.

2.	CORPORATE GOVERNANCE

2.1	Board of Directors.

(a)    Board Composition. Immediately upon the Closing, the Company shall have a board of directors (the “Board”) consisting of ten (10) directors and shall be constituted as follows:

(i)	the Series C-1 Majority shall be entitled to appoint one (1) director of the Board (the “Series C-1 Director”)

(ii)	the Series C Majority shall be entitled to appoint one (1) director of the Board (the “Series C Director”);

(iii)	SAIF shall be entitled to appoint one (1) director of the Board, and Youzhen shall be entitled to appoint one (1) director of the Board (collectively, the “Series B Directors”);

(iv)	The Series A-1 Majority shall be entitled to appoint one (1) director of the Board (the “Series A-1 Director”);;

(v)	The Series A-3 Majority shall be entitled to appoint one (1) director of the Board (together with the Series A-1 Director, the “Series A Directors”, and each a “Series A Director”); and

(vi)	The Ordinary Majority shall be entitled to appoint four (4) directors of the Board.

(b)    Removal and Replacement. Any Shareholder or group of Shareholders entitled to designate any individual to be elected as a director of the Board pursuant to Section 2.1(a) shall have the right to remove any such director occupying such position and to fill any vacancy caused by the death, disability, retirement, resignation or removal of any director occupying such position. If a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal of any director designated pursuant to Section 2.1(a), the replacement to fill such vacancy shall be designated in the same manner as the director who is being replaced in accordance with Section 2.1(a).

(c)    Subsidiary Board. (a) Each of the BVI Subsidiary, the US Subsidiary, the HK Subsidiary and the WFOE shall, and the Group Companies and the Warrantors shall cause the BVI Subsidiary, the US Subsidiary, the HK Subsidiary the WFOE and any other subsidiaries to, (A) have a board of directors or similar governing body (the “Subsidiary Board”), (B) maintain the authorized size of each Subsidiary Board at all times same as the authorized size of the Board, and (C) ensure each Subsidiary Board to be recomposed such that the Preferred Shareholders shall at all times be entitled to appoint such number of director(s) to each Subsidiary Board as they are entitled to appoint to the Board under Section 2.1(a) above; (b) Each of the Domestic Company and its subsidiaries (each an “Operation Company” and collectively the “Operation Companies”) shall, and the Warrantors shall cause each such Operation Company to maintain the same board composition as the one before the date of this Agreement provided, however, that any and all matters that are subject to the approval of the board of any Operation Company shall be subject to the prior approval of the Board.

(d)    Audit and Compensation Committees. The Board shall establish an audit committee, a compensation committee and any other committees when necessary as determined by the Board. Each of the audit committee, the compensation committee and any other committees of the Board shall include both Series B Directors, at least two Series A Directors, the Series C Director and the Series C-1 Director. The Board may determine or amend from time to time the procedures and functions of such committees but for the avoidance of doubt, may not change the composition of such committees as set out in this Section 2.1(d). All decisions of each committee shall be made by a majority of the members of such committee, including the affirmative vote from both Series B Directors, the Series C Director and the Series C-1 Director.

(e)    Board Meetings. The Board shall meet at least once every quarter unless postponed or waived by written consent of a quorum of the Board. For those acts listed in Part II of Exhibit C, a quorum for a Board meeting shall consist of at least six (6) directors, including both Series B Directors, the Series C Director, the Series C-1 Director and one (1) director appointed by the Ordinary Majority; for any other acts not included in Part II of Exhibit C, a quorum for a Board meeting shall consist of at least six (6) directors, including the director appointed by SAIF, the Series C Director, the Series C-1 Director, and one (1) director appointed by the Ordinary Majority. Each director shall have one (1) vote on any matter submitted for approval of the Board. Each director shall be entitled to appoint an alternate to serve at any board meeting (or the meeting of a committee formed by the Board), and such alternate shall be permitted to attend all Board meetings and vote on such director’s behalf.

(f)     Reimbursement, Insurance and Indemnity. Each of the directors of the Company shall be entitled to reimbursement from the Company for all reasonable out-of-pocket expenses (including without limitation, business class flight tickets and reasonable lodging expenses) related to all Board, Subsidiary Board or board committee activities. The Company shall obtain, and thereafter maintain, a directors’ and officers’ liability insurance policy in accordance with Section 7.7. The Company shall indemnify the directors to the maximum extent permitted by applicable Laws. In addition, the Company shall indemnify each Preferred Shareholder to the maximum extent permitted by applicable Laws for any claims brought against such Preferred Shareholder by any third party (including any other Shareholder of the Company) as a result of the appointment of any directors by such Preferred Shareholder in the Company.

2.2	Protective Provisions.

(a)    For so long as any Preferred Share remains outstanding, none of the Group Companies shall, and each of the Warrantors shall procure that no Group Company shall, directly or indirectly, take any of the actions listed in Part I(A) of Exhibit C attached hereto without the prior affirmative vote or written consent of the Series C-2 Majority, the Series C-1 Majority, the Series C Majority, the Series B Majority and the Series A Majority, each voting as a separate class.

(b)    For so long as any Preferred Share remains outstanding, none of the Group Companies shall, and each of the Warrantors shall procure that no Group Company shall, directly or indirectly, take any of the actions listed in Part I(B) of Exhibit C attached hereto without the prior affirmative vote or written consent of holders of at least 85% of the Preferred Shares (on an as-converted basis).

(c)    For so long as the Series C-1 Director, the Series C Director, any Series B Director or any Series A Director holds office in the Board, none of the Group Companies shall, and each of the Warrantors shall procure that no Group Company shall, directly or indirectly, take any of the actions listed in Part II(A) of Exhibit C attached hereto without the prior affirmative vote or written consent of the Series C-1 Director, the Series C Director, both Series B Directors and two Series A Directors.

(d)    For so long as the Series C-1 Director, the Series C Director, any Series B Director or any Series A Director holds office in the Board, none of the Group Companies shall, and each of the Warrantors shall procure that no Group Company shall, directly or indirectly, take any of the actions listed in Part II(B) of Exhibit C attached hereto without the prior affirmative vote or written consent of six (6) Preferred Directors.

(e)    Notwithstanding anything to the contrary contained herein, where any act listed in Part I(A) of Exhibit C requires the approval of the Shareholders in accordance with the Statute, and if the Shareholders vote in favour of such act but the approval of the Series C-2 Majority, the Series C-1 Majority, the Series C Majority, the Series B Majority or the Series A Majority has not yet been obtained, the relevant majority of the Preferred Shareholders who vote against such act at a meeting of the Shareholders in aggregate shall have the voting rights equal to the aggregate voting power of all the Shareholders who voted in favour of such act plus one (1).

(f)     Notwithstanding anything to the contrary contained herein, where any act listed in Part I(B) of Exhibit C requires the approval of the Shareholders in accordance with the Statute, and if the Shareholders vote in favour of such act but the approval of the holders of at least 85% of the Preferred Shares (on an as-converted basis) has not yet been obtained, the relevant majority of the Preferred Shareholders who vote against such act at a meeting of the Shareholders in aggregate shall have the voting rights equal to the aggregate voting power of all the Shareholders who voted in favour of such act plus one (1).

2.3	Information and Inspection Rights.

(a)    Information. The Group Companies shall, and each Warrantor shall cause the Group Companies to, deliver, as soon as practicable (but in any event within the timeframe specified below), to the Preferred Shareholders the following documents or reports:

(i)	within sixty (60) days after the end of each fiscal year, the unaudited consolidated annual financial statements of the Group Companies for such fiscal year;

(ii)

within ninety (90) days after the end of each fiscal year, the operational report and the audited consolidated annual financial statements of the Group Companies for such fiscal year, audited by a Big-Four Accounting Firm or another reputable accounting firm approved by the Preferred Shareholders;

(iii)	within thirty (30) days after the end of each fiscal quarter, the unaudited consolidated quarterly financial statements of the Group Companies for such fiscal quarter;

(iv)	within thirty (30) days after the end of each fiscal month, the unaudited consolidated monthly financial statements and monthly bank statements of each Group Company for such fiscal month;

(v)	no later than thirty (30) days before the beginning of such fiscal year, an annual operational plan and an annual budget for the next fiscal year as approved by the Board;

(vi)	as soon as practicable, any penalties, injunctions, and other important litigation or contentious matters of the Group Companies;

(vii)	any other financial and business information as any Preferred Shareholder may reasonably request from time to time; and

(viii)	any other information provided to any other Shareholder from time to time.

The documents to be delivered pursuant to this Section 2.3 shall be prepared in a form reasonably satisfactory to the Preferred Shareholders. All the financial statements to be provided to the Preferred Shareholders, including without limitation the income statement, the balance sheet and the cash flow statement, shall be prepared in either English or Chinese in accordance with the PRC GAAP, or, at the election of the Series C-2 Majority, the Series C-1 Majority, the Series C Majority or the Series B Majority or for the purpose of a QIPO, US GAAP or other international accounting standard, consistently applied and in the case of consolidated financial statement, shall consolidate all of the financial results of the Group Companies.

(b)    Information relating to tax matters. The Group Companies shall, and each Warrantor shall cause the Group Companies to:

(i)	prepare or furnish to each Preferred Shareholder the following information relating to tax matters on or before the dates indicated below:

(1)

no later than February 15 of each year (or the first Business Day thereafter), a final statement of the Company’s taxable income, based on US tax principles and translated into US dollars, covering the prior taxable year, and all other information as will enable the Preferred Shareholder to timely satisfy its tax reporting obligations to its members in connection with the preparation of their own federal, state, and local income tax returns;

(2)	no later than February 15 of each year (or the first Business Day thereafter), tax receipts and any other relevant documents substantiating tax payments to non-US jurisdictions; and

(3)

no later than February 15 of each year (or on the first Business Day thereafter), an income statement, balance sheet, and information with respect to any non-US entities that are treated as disregarded foreign entities from a US federal income tax perspective.

(ii)

provide quarterly updates during the calendar year of any change to the structure of the Company and its subsidiaries’ during the preceding quarter in question, including but not limited to new subsidiary formations or acquisitions, joint venture arrangements, refinancing of third party or internal debt, internal restructurings, disposals, dissolutions, and liquidations (such obligation on the part of the Company to be discharged by the electronic and/or physical delivery to each Preferred Shareholder of a summary description that includes relevant entity names, dates, and (where applicable) percentage shareholdings, and by making available such personnel as are able to answer any reasonable requests a Preferred Shareholder may have for further details in order to comply with its US tax reporting obligations with respect to the Company).

(iii)

fully and timely cooperate to provide all information reasonably requested by a Preferred Shareholder relating to its obligations under any Foreign Account Tax Compliant Act Agreement and any Treasury Regulations (the “FATCA provisions”), or similar legislation, regulations, or other guidance enacted in any other jurisdictions, which seeks to implement similar tax reporting and/or withholding tax regimes, including those implemented under the OECD Common Reporting Standards.

(iv)

provide to each Preferred Shareholder and/or their respective appointed advisers, as soon as reasonably practicable, all information, documentation and assistance a Preferred Shareholder may reasonably request in relation to the tax affairs of the Group, including, for the avoidance of doubt, drafts and/or copies of the annual tax returns. Where relevant, the Company shall in good faith incorporate, or cause to be incorporated, all reasonable comments and amendments made by each Preferred Shareholder and/or their respective advisers in relation to any annual tax returns before the due date for submission of such annual tax returns to the relevant tax authorities.

(v)

prepare and/or furnish to each Preferred Shareholder (or as requested by any adviser of a Preferred Shareholder) all tax receipts and any other documents (copies will suffice where appropriate) substantiating tax payments made during the prior taxable year by any Group Company to any relevant non-US tax authority as soon as reasonable practicable.

(vi)

attend periodic meetings with each Preferred Shareholder and/or their respective advisers, together with the tax return preparer where appropriate, and as requested by such Preferred Shareholder, to discuss inter alia, the tax affairs and tax processes of the Group Company, positions taken in the annual tax returns and any other tax related matters on an annual basis (or more frequently as required by such Preferred Shareholder).

(c)    Inspection. For so long as a Preferred Shareholder remains a Shareholder, each Warrantor shall cause each Group Company to permit such Preferred Shareholder or its duly designated representatives, upon reasonable prior written notice, during normal business hours to visit and inspect such Group Company, and to examine the facilities, books of account and records of such Group Company, and to discuss the businesses, operations and conditions of such Group Company with the directors, officers, advisers, independent accountants, legal counsel and investment bankers of such Group Company.

(d)    Termination. The information right and the inspection right of the Preferred Shareholders shall terminate upon the closing of a QIPO.

2.4

Group Structure. The Parties hereto shall maintain the corporate structure of the Group, and the Parties hereto shall cause that the shareholding structure of each Group Company will not be changed without the prior consent of the Series C-2 Majority, the Series C-1 Majority, the Series C Majority, the Series B Majority and the Series A Majority.

2.5

Voting Agreement. Each Shareholder agrees that it shall vote all of its Shares (or give shareholders’ consent) in such manner that gives effect to the provisions of this Agreement, including without limitation to cause the Board to be constituted in accordance with Section 2.1(a). Without limiting the generality of the foregoing, in the event that the Board, the Series A Majority, the Series B Majority, the Series C Majority, the Series C-1 Majority and the Series C-2 Majority have approved an initial public offering of the Equity Securities of any Group Company pursuant to Exhibit C attached hereto, each Shareholder shall grant any and all of the consents or approvals reasonably determined by the Board (including the Series C-1 Director, the Series C Director, a Series B Director and a Series A Director) to be necessary in order to effect such public offering, provided that in no event shall a Preferred Shareholder be required to consent to any amendment or termination of any provision of this Agreement or the Restated Articles or to convert any of its Preferred Shares other than in accordance with the Restated Articles.

3.	RIGHTS AND RESTRICTIONS IN RESPECT OF SHARE ISSUANCE AND TRANSFER

3.1

Transfer Restriction of Founder Parties. At any time prior to the QIPO, each of the Founder Parties shall not Transfer any Shares directly or indirectly owned by them without the prior written consent of the Series C-2 Majority, the Series C-1 Majority, the Series C Majority, the Series B Majority and the Series A Majority, other than any Transfer of Shares pursuant to the enforcement of the Founder Share Charge and the Holding Company Share Charge (each as defined in the Series C SSA).

3.2	Rights in Respect of Share Issuance or Transfer.

(a)    Preemptive Right. Each Preferred Shareholder (a “PR Holder”) shall have the Preemptive Right as set forth on Exhibit D.

(b)    Preferred Right of First Refusal. Each Preferred Shareholder (a “Preferred ROFR Holder”) shall have the Preferred Right of First Refusal as set forth on Exhibit D.

(c)    Preferred Right of First Offer. The Founder shall have the Preferred Right of First Offer as set forth on Exhibit D.

(d)    Right of Co-Sale. Each Preferred Shareholder (a “ROCS Holder”) shall have the Right of Co-Sale as set forth on Exhibit D.

(e)    Transfer by Preferred Shareholder. Each Preferred Shareholder shall have the right to transfer its shares in the Company to any Affiliate or any third party (other than to a Competitor). None of the holders of Preferred Shares or their Affiliates shall transfer any Preferred Shares or Ordinary Shares (as the case may be) held by such holder to a Competitor, without the prior written consent of the Founder.

3.3

Transfer Defined. For the purpose of this Agreement, the term “Transfer” or “transfer” shall include any direct or indirect transfer, sale, assignment or any other disposal (including creation of any encumbrance), and its verb form and the terms of “transferor” and “transferee” shall have the meaning correlative to the foregoing. In the case that any Share is held by its ultimate beneficial owner through one or more level of holding companies, any transfer, repurchase, or new issuance of the shares of such holding companies or similar transactions that have the effect of change the beneficial ownership of such Share shall be deemed as an indirect transfer of such Shares. The Parties agree that the restrictions on the transfer of the Shares held by the Founder Parties contained in this Agreement shall apply to such indirect transfer and shall not be circumvented by means any indirect transfer of the Shares.

3.4

New Shareholders. Unless otherwise approved by the Series C-2 Majority, the Series C-1 Majority, the Series C Majority, the Series B Majority and the Series A Majority, any new shareholder of the Company who is not already a Party to this Agreement shall, not later than the time that it becomes a shareholder of the Company, agree in writing that it adheres to, and will be bound by, the terms of this Agreement as a Party to this Agreement. Any Shareholder Transferring any Share shall cause the transferee to execute and deliver a deed of adherence substantially in the form set forth in Exhibit F, prior to such Transfer becoming effective.

3.5

Prohibited Issuance or Transfer Void. The Company agrees that any issuance or transfer of Shares not made in compliance with this Agreement shall be null and void as against the Company, shall not be recorded on the register of members of the Company and shall not be recognized by the Company.

4.	ESOP

4.1	ESOP.

(a)    All options issued or granted under the ESOP shall be subject to a four-year vesting schedule: 25% of the options in respect of any eligible employee will vest on the first anniversary of the commencement date of such employee’s employment with a Group Company, and the remaining 75% of the options granted to such employee will vest yearly in equal installments over the next thirty-six (36) months. The exercise price thereof shall be determined by the Board (with the affirmative vote of the Series C-1 Director, the Series C Director, both Series B Directors and two Series A Directors).

(b)    The power and authority to administer the ESOP and grant any option thereunder shall be vested to the Board or the compensation committee (upon its establishment) and any decision of the Board or the compensation committee with respect to the administration of the ESOP or grant of any option thereunder shall be made by a majority of the members of the Board or the compensation committee, including the affirmative vote of the Series C-1 Director, the Series C Director, both Series B Directors and two Series A Directors. Any Shareholder holding equal to or more than 5% of the Company’s issued share capital immediately after the Closing (on a fully diluted and as-converted basis) or its Affiliates shall not be eligible to be granted with any option under the ESOP.

5.	DRAG-ALONG RIGHTS

5.1

Drag-Along Rights of Series C-2 Shareholders. If (a) a QIPO is not completed by 30 June 2021, (b) the Series C-2 Redemption Price and the Series C-2 Put Option Price have not been paid in accordance with the Restated Articles and this Agreement, respectively, and (c) the Series C-2 Majority (the “Series C-2 Drag-Along Shareholders”) proposes a sale of the Company by merger, sale of all or substantially all of the assets or business of the Group Companies, a sale of all the Shares or otherwise (the “Series C-2 Approved Sale”) to a third-party potential purchaser (the “Potential Purchaser”), then upon written notice from the Series C-2 Drag-Along Shareholders, each of the other Shareholders of the Company (the “Series C-2 Dragged Shareholders”) shall (i) vote, or give its written consent with respect to, all the Shares held by them in favor of such proposed Series C-2 Approved Sale and in opposition of any proposal that could reasonably be expected to delay or impair the consummation of any such proposed Series C-2 Approved Sale; (ii) sell, transfer, and/or exchange, as the case may be, all of their Shares in such Series C-2 Approved Sale to such purchaser; (iii) refrain from exercising any dissenters’ rights or rights of appraisal under applicable Law at any time with respect to or in connection with such proposed Series C-2 Approved Sale; and (iv) take all actions reasonably necessary to consummate the proposed Series C-2 Approved Sale. If any Series C-2 Dragged Shareholder does not elect to vote, or give its written consent with respect to, all the Shares held by them in favor of such proposed Series C-2 Approved Sale, upon the request of the Series C-2 Drag-Along Shareholders, such Series C-2 Dragged Shareholder shall be obliged to purchase all the Shares held by the Series C-2 Drag-Along Shareholders, at the price and terms offered by the Potential Purchaser. Notwithstanding any provision to the contrary, the share transfer restrictions of Section 3 of this Agreement shall not apply to any transfers made pursuant to this Section 5.

5.2

Drag-Along Rights of Series C-1 Shareholder. If (a) a QIPO is not completed by 30 June 2021, (b) the Series C-1 Redemption Price and the Series C-1 Put Option Price have not been paid in accordance with the Restated Articles and this Agreement, respectively, and (c) the Series C-1 Majority (the “Series C-1 Drag-Along Shareholder”) proposes a sale of the Company by merger, sale of all or substantially all of the assets or business of the Group Companies, a sale of all the Shares or otherwise (the “Series C-1 Approved Sale”) to a Potential Purchaser, then, subject to the prior written consent of the Series C-2 Majority, upon written notice from the Series C-1 Drag-Along Shareholder, each of the other Shareholders of the Company (the “Series C-1 Dragged Shareholders”) shall (i) vote, or give its written consent with respect to, all the Shares held by them in favor of such proposed Series C-1 Approved Sale and in opposition of any proposal that could reasonably be expected to delay or impair the consummation of any such proposed Series C-1 Approved Sale; (ii) sell, transfer, and/or exchange, as the case may be, all of their Shares in such Series C-1 Approved Sale to such purchaser; (iii) refrain from exercising any dissenters’ rights or rights of appraisal under applicable Law at any time with respect to or in connection with such proposed Series C-1 Approved Sale; and (iv) take all actions reasonably necessary to consummate the proposed Series C-1 Approved Sale. If any Series C-1 Dragged Shareholder does not elect to vote, or give its written consent with respect to, all the Shares held by them in favor of such proposed Series C-1 Approved Sale, upon the request of the Series C-1 Drag-Along Shareholder, such Series C-1 Dragged Shareholder shall be obliged to purchase all the Shares held by the Series C-1 Drag-Along Shareholder, at the price and terms offered by the Potential Purchaser. Notwithstanding any provision to the contrary, the share transfer restrictions of Section 3 of this Agreement shall not apply to any transfers made pursuant to this Section 5.

5.3

Drag-Along Rights of Series C Shareholder. If (a) a QIPO is not completed by the earlier of the 4th anniversary of the Series C Shares Issue Date and 30 June 2021, (b) the Series C Redemption Price and the Series C Put Option Price have not been paid in accordance with the Restated Articles and this Agreement, respectively, and (c) the Series C Majority (the “Series C Drag-Along Shareholder”) proposes a sale of the Company by merger, sale of all or substantially all of the assets or business of the Group Companies, a sale of all the Shares or otherwise (the “Series C Approved Sale”) to a Potential Purchaser, then, subject to the prior written consent of the Series C-2 Majority and the Series C-1 Majority, upon written notice from the Series C Drag-Along Shareholder, each of the other Shareholders of the Company (the “Series C Dragged Shareholders”) shall (i) vote, or give its written consent with respect to, all the Shares held by them in favor of such proposed Series C Approved Sale and in opposition of any proposal that could reasonably be expected to delay or impair the consummation of any such proposed Series C Approved Sale; (ii) sell, transfer, and/or exchange, as the case may be, all of their Shares in such Series C Approved Sale to such purchaser; (iii) refrain from exercising any dissenters’ rights or rights of appraisal under applicable Law at any time with respect to or in connection with such proposed Series C Approved Sale; and (iv) take all actions reasonably necessary to consummate the proposed Series C Approved Sale. If any Series C Dragged Shareholder does not elect to vote, or give its written consent with respect to, all the Shares held by them in favor of such proposed Series C Approved Sale, upon the request of the Series C Drag-Along Shareholder, such Series C Dragged Shareholder shall be obliged to purchase all the Shares held by the Series C Drag-Along Shareholder, at the price and terms offered by the Potential Purchaser. Notwithstanding any provision to the contrary, the share transfer restrictions of Section 3 of this Agreement shall not apply to any transfers made pursuant to this Section 5.

5.4

Drag-Along Rights of Series B Shareholders and Holding Company. At any time after the Closing, if the Series B Majority and the Holding Company (the “Series B Drag-Along Shareholders”) consent to an acquisition or a sale of the Company by merger, sale of more than fifty percent (50%) of the outstanding Shares, sales of all or substantially all of the assets or business of the Group Companies, a sale of all the Shares or otherwise (the “Series B Approved Sale”) to a Potential Purchaser, then, subject to the prior written consent of the Series C-2 Majority, the Series C-1 Majority and the Series C Majority, upon written notice from the Series B Drag-Along Shareholders, each of the other Shareholders of the Company (the “Series B Dragged Shareholders”) shall (i) vote, or give its written consent with respect to, all the Shares held by them in favor of such proposed Series B Approved Sale and in opposition of any proposal that could reasonably be expected to delay or impair the consummation of any such proposed Series B Approved Sale; (ii) sell, transfer, and/or exchange, as the case may be, all of their Shares in such Series B Approved Sale to such purchaser; (iii) refrain from exercising any dissenters’ rights or rights of appraisal under applicable Law at any time with respect to or in connection with such proposed Series B Approved Sale; and (iv) take all actions reasonably necessary to consummate the proposed Series B Approved Sale. If any Series B Dragged Shareholder does not elect to vote, or give its written consent with respect to, all the Shares held by them in favor of such proposed Series B Approved Sale, upon the request of the Series B Drag-Along Shareholders, such Series B Dragged Shareholder shall be obliged to purchase all the Shares held by the Series B Drag-Along Shareholders, at the price and terms offered by the Potential Purchaser. Notwithstanding any provision to the contrary, the share transfer restrictions of Section 3 of this Agreement shall not apply to any transfers made pursuant to this Section 5.

5.5

Representation and Undertaking. Any such sale or disposition by the Dragged Shareholders, in each applicable case, shall be on the terms and conditions of the Approved Sale as proposed by the Potential Purchaser. Such Dragged Shareholders shall be required to make severally customary and usual representations and warranties in connection with the Approved Sale, including, without limitation, as to their ownership and authority to sell, free of all liens, claims and encumbrances of any kind, the shares proposed to be transferred or sold by such Persons or entities; and any violation or breach of or default under (with or without the giving of notice or the lapse of time or both) any Law or regulation applicable to such Dragged Shareholders or any material contract to which such Dragged Shareholders are a party or by which they are bound and shall severally indemnify and hold harmless to the full extent permitted by Law, the purchasers against all actual cost, damages, or other liabilities, arising out of, in connection with or related to any breach or alleged breach of any representation or warranty made by, or agreements, understandings or covenants of such Dragged Shareholders, respectively as the case may be, under the terms of the agreements relating to such Approved Sale, provided that no Shareholder shall be obligated in connection with such Approved Sale to pay any amount with respect to any liabilities arising from the representations, warranties and indemnities given by it in excess of its share of the total consideration paid by the Potential Purchaser. Each of the Group Companies undertakes to obtain all consents, permits, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any governmental authority or any third party, which are required to be obtained or made by them in connection with the Approved Sale. Each Dragged Shareholder undertakes to pay its pro rata share of expenses incurred in connection with such proposed Approved Sale based on its share of the total consideration paid by the Potential Purchaser relative to each other.

5.6

Drag-Along Notice. Prior to making any Approved Sale in which the Drag-Along Shareholder wishes to exercise its rights under this Section 5, the Drag-Along Shareholders shall provide the Company and the Dragged Shareholders with written notice (the “Drag-Along Notice”) not less than thirty (30) days prior to the proposed closing date of the Approved Sale (the “Approved Sale Date”). The Drag-Along Notice shall set forth: (a) the name and address of the Potential Purchaser; (b) the proposed amount and form of consideration to be paid, and the terms and conditions of payment offered by the Potential Purchaser; (c) the Approved Sale Date; (d) the number of Shares held on record by the Drag-Along Shareholder on the date of the Drag-Along Notice which (if applicable) form the subject to be transferred, sold or otherwise disposed of by the Drag-Along Shareholder; and (e) the number of Shares of the Dragged Shareholders to be included in the Approved Sale (if applicable).

5.7

Transfer Certificate. On the Approved Sale Date, each of the Drag-Along Shareholders and the Dragged Shareholders shall deliver or cause to be delivered an instrument of transfer and a certificate or certificates evidencing its Shares to be included in the Approved Sale, duly endorsed for transfer and duly executed, to such third party purchasers in the manner and at the address indicated in the Drag-Along Notice. The register of the Company shall be updated to reflect the share transfers as a result of the exercise of the Drag-Along Rights exercised by the Drag-Along Shareholders.

5.8

Payment. If the Approved Sale is a sale of Shares, if the Drag-Along Shareholder or the Dragged Shareholders receive the purchase price for their shares or such purchase price is made available to them as part of an Approved Sale and, in either case they fail to deliver a duly executed instrument of transfer or certificates evidencing their Shares as described in this Section 5, they shall for all purposes be deemed no longer to be a Shareholder of the Company (with the record books of the Company updated to reflect such status), shall have no voting rights, shall not be entitled to any dividends or other distributions with respect to any Shares held by them, shall have no other rights or privileges as a Shareholder of the Company. In addition, the Company shall stop any subsequent transfer of any such Shares held by such Shareholders. All proceeds received by or are made available to the Shareholders for an Approved Sale shall be distributed among the Shareholders in accordance with Section 1 of Schedule A of the Restated Articles.

6.	PUT OPTION

6.1	Put Option of the Series C-2 Shareholders.

If (i) a QIPO is not completed by 30 June 2021, or (ii) a material breach occurs by any Warrantor of any of its representations, warranties, covenants or undertakings under the Transaction Documents, and such breach has not been cured within thirty (30) days after issuance of a written notice by any Series C-2 Shareholder to the Company, or (iii) a Series C-1 Put Notice (as defined below) or a Series C-1 Redemption Notice (as defined in the Restated Articles) or a Series C Put Notice (as defined below) or a Series C Redemption Notice (as defined in the Restated Articles) or a Series B Redemption Notice (as defined in the Restated Articles) has been delivered to the Company, each Series C-2 Shareholder shall be entitled to, by delivery of a written notice (the “Series C-2 Put Notice”) by the Series C-2 Shareholder to the Founder Parties, require the Founder Parties, and the Founder Parties shall be obliged, jointly and severally, to purchase from the Series C-2 Shareholder all (but not less than all) of the Series C-2 Shares held by the Series C-2 Shareholder at the Series C-2 Put Option Price (the “Series C-2 Put Option”).

6.2	Put Option of the Series C-1 Shareholder.

If (i) a QIPO is not completed by 30 June 2021, or (ii) a material breach occurs by any Warrantor of any of its representations, warranties, covenants or undertakings under the Transaction Documents, and such breach has not been cured within thirty (30) days after issuance of a written notice by any Series C-1 Shareholder to the Company, or (iii) a Series C Put Notice (as defined below) or a Series C Redemption Notice (as defined in the Restated Articles) or a Series B Redemption Notice (as defined in the Restated Articles) has been delivered to the Company, each Series C-1 Shareholder shall be entitled to, by delivery of a written notice (the “Series C-1 Put Notice”) by the Series C-1 Shareholder to the Founder Parties, require the Founder Parties, and the Founder Parties shall be obliged, jointly and severally, to purchase from the Series C-1 Shareholder all (but not less than all) of the Series C-1 Shares held by the Series C-1 Shareholder at the Series C-1 Put Option Price (the “Series C-1 Put Option”).

6.3	Put Option of the Series C Shareholder.

If (i) a QIPO is not completed by the earlier of the fourth (4th) anniversary of the Series C Shares Issue Date and 30 June 2021, or (ii) a material breach occurs by any Warrantor of any of its representations, warranties, covenants or undertakings under the Transaction Documents, and such breach has not been cured within thirty (30) days after issuance of a written notice by any Series C Shareholder to the Company, or (iii) a Series B Redemption Notice (as defined in the Restated Articles) has been delivered to the Company, each Series C Shareholder shall be entitled to, by delivery of a written notice (the “Series C Put Notice”) by the Series C Shareholder to the Founder Parties, require the Founder Parties, and the Founder Parties shall be obliged, jointly and severally, to purchase from the Series C Shareholder all (but not less than all) of the Series C Shares held by the Series C Shareholder at the Series C Put Option Price (the “Series C Put Option”).

6.4	Procedure.

(a)    Prior and in preference to any payment of the Series C-1 Put Option Price and the Series C Put Option Price, the funds legally available to the Founder Parties shall be first applied to payment for the Series C-2 Put Option Price on a pari passu basis.

(b)    After payment in full of the Series C-2 Put Option Price pursuant to Section 6.4(a) above, if the funds legally available to the Founder Parties are insufficient to permit the full payment of the Series C-1 Put Option Price and the Series C Put Option Price in respect of each Series C-1 Share and Series C Share required to be purchased, then the Founder Parties’ available funds shall be allocated so that 45% of such funds are apportioned to purchase Series C Shares, and 55% are apportioned to purchase Series C-1 Shares, with respect to which the Put Option has been exercised, and in each case deeming the Series C Shares and the Series C-1 Shares respectively as a single class.

(c)    Without limiting any rights of the Series C-2 Shareholders, the Series C-1 Shareholder and the Series C Shareholder which are set forth in this Agreement and the Restated Articles, or are otherwise available under law, the Series C-2 Shareholders, the Series C-1 Shareholder and the Series C Shareholder shall continue to be entitled to all the powers, designations, preferences and relative participating, optional, and other special rights (including, without limitation, rights to accrue dividends) of the balance of any Series C-2 Shares, Series C-1 Shares or Series C Shares subject to the Put Option hereunder with respect to which the Founder Parties have become obligated to pay the Put Option Price but which they have not paid in full, until the Put Option Price have been paid in full with respect to such Series C-2 Shares, Series C-1 Shares and Series C Shares.

6.5

Completion. The Put Option shall be completed no later than sixty (60) days following the delivery of the Put Notice by the relevant Series C-2 Shareholders and/or Series C-1 Shareholder and/or Series C Shareholder (each, a “PO Shareholder”) to the Founder Parties. At completion, subject to Section 6.4 above, the Founder Parties shall, jointly and severally, pay the Put Option Price to the relevant PO Shareholder by wire transfer of immediately available funds to an account designated in writing by the relevant PO Shareholder and the relevant PO Shareholder shall deliver an instrument of transfer and a share certificate in respect of the Series C-2 Shares and/or the Series C-1 Shares and/or the Series C Shares against such payment by the Founder Parties of the Put Option Price. The register of the Company shall be updated to reflect the share transfers as a result of the exercise of the Put Option by any PO Shareholder.

6.6

No prejudice. The exercise by any PO Shareholder of the Put Option will not prejudice it in relation to any other rights or remedies it may have under this Agreement or the other Transaction Documents.

7.	ADDITIONAL AGREEMENTS

7.1	Registration Rights. The Company hereby grants to the Preferred Shareholders such registration rights as set forth on Exhibit E.

7.2

Founder’s Commitment; Non-Competition. The Founder hereby undertakes to the Preferred Shareholders that, he (a) will provide full-time service in the Group Companies until the third (3rd) anniversary of the closing of the QIPO; (b) shall devote all his working time to the development of the business of the Group Companies, and such devotion shall not be interfered by any other activities engaged in or to be engaged in by the Founder outside his working time; (c) shall not, without the prior written consent of the Preferred Shareholders, either on his own account or through any of his Affiliates, or in conjunction with or on behalf of any other Person, directly or indirectly invest or otherwise have interest in any business directly or indirectly in competition with the business conducted by any Group Company, or provide service of any form to any Person engaged in any business directly or indirectly competing with the business of any Group Company; or (d) shall not solicit or entice away or attempt to solicit or entice away to a competitor from any Group Company, any employee, consultant, supplier, customer, client, representative, or agent of such Group Company. The non-competition obligations of the Founder under this Section 7.2 shall not cease until the second (2nd) anniversary after the later of (i) such Founder and his Affiliates no longer hold any Shares in the Company, (ii) such Founder and his Affiliates are no longer a director, officer or employee of any Group Company. The Founder shall cause each of the Key Employees of any Group Company to enter into an employment contract and non-compete, confidentiality and invention agreement undertaking the same as the Founder undertakes in this Section 7.2, the form and substance of which shall be satisfactory to the Preferred Shareholders.

7.3	Tax Matters.

(a)    The Group Companies shall, and each Warrantor shall cause the Group Companies to, comply with the applicable Tax Laws and all record-keeping, reporting, and other requirements necessary for a Preferred Shareholder’s compliance with any applicable Tax Laws. The Group Companies shall, and each Warrantor shall cause the Group Companies to, avoid adverse Tax status (including without limitation PRC resident enterprise) for any Group Company organized outside the PRC under the PRC Tax Laws, or CFC or PFIC under the U.S. Tax Laws.

(b)    The Group Companies shall, and each Warrantor shall cause the Group Companies to, ensure that each Group Company uses reasonable best efforts, to maintain sufficient commercial substance and ensure that they are otherwise properly managed in a manner that ensures that they are treated as a tax resident only in its jurisdiction of incorporation. In this regard, each of the Company and the other Group Companies shall ensure that its central management and control, and in particular, the place where its directors meet to conduct its business is in its jurisdiction of incorporation.

(c)    Within forty-five (45) days from the end of each taxable year of the Company, the Company shall determine, in consultation with a reputable accounting firm, whether the Company or any of its subsidiaries was a PFIC in such taxable year (including whether any exception to PFIC status may apply). If the Company determines that the Company or any of its subsidiaries was a PFIC in such taxable year (or if a Governmental Authority or any Preferred Shareholder informs the Company that it has so determined), it shall, within sixty (60) days from the end of such taxable year, provide the following information to each Preferred Shareholder that is a United States Person a “Direct US Investor”) and each United States Person that holds either direct or indirect interest in such Preferred Shareholder (an “Indirect US Investor”) (hereinafter, collectively referred to as a “PFIC Shareholder”): (i) all information reasonably available to the Company to permit such PFIC Shareholder to (A) timely file and maintain a “qualified electing fund” election in the US with respect to the Company and/or such other Group Company, as the case may be, (B) accurately prepare its US tax returns and comply with any other reporting requirements, if any, arising from its investment in the Company and relating to the Company or any of its subsidiaries’ classification as a PFIC and (C) make any election (including, without limitation, a “qualified electing fund” election under Section 1295 of the Code), with respect to the Company (or any of its subsidiaries); and (ii) a completed “PFIC Annual Information Statement” as described under Treasury Regulation Section 1.1295-1(g). The Company shall be required to provide the information described above to an Indirect US Investor only if the relevant Preferred Shareholder requests in writing that the Company provide such information to such Indirect US Investor. All costs and expenses incurred by the Company in connection with the provision of information pursuant to this Section shall be borne by the Company.

(d)    Each of the Founder Parties represents that such Person is not a United States Person and such Person is not owned, wholly or in part, directly or indirectly, by any United States Person. The Founder Parties shall provide prompt written notice to the Company of any subsequent change in its United States Person status. The Company shall use its best efforts to avoid future status of the Company or any of its subsidiaries as a CFC. Upon written request of any Preferred Shareholder from time to time, the Company will promptly provide in writing such information concerning its shareholders and the direct and indirect interest holders in each shareholder sufficient for such Preferred Shareholder to determine whether the Company is a CFC in order for such Preferred Shareholder to timely comply with applicable U.S. Tax Laws and any related requirements. In the event that the Company does not have in its possession all the information necessary for the Preferred Shareholders to make such determination, the Company shall use its commercially reasonable efforts to promptly procure such information from its shareholders. The Company shall, (i) upon written request of any Preferred Shareholder, furnish on a timely basis all information reasonably requested by such Preferred Shareholder and its permitted transferees and any other US shareholders to satisfy its (or any Indirect US Investor’s) US federal income tax return filing requirements, if any, arising from its investment in the Company and relating to the Company or any of its subsidiaries’ classification as a CFC. All costs and expenses incurred by the Company in connection with the provision of information pursuant to this Section shall be borne by the Company. The Company and each of its subsidiaries shall use their best efforts to avoid generating for any taxable year in which the Company or any of its subsidiaries is a CFC, income that would be includible in the income of such Preferred Shareholder (or any Indirect US Investor) pursuant to Section 951 of the Code.

(e)    At the request of the Series C-2 Shareholders, the Series C-1 Shareholder or the Series C Shareholder, the Shareholders shall cooperate and shall cause the Company and its subsidiaries to cooperate with the Series C-2 Shareholders, the Series C-1 Shareholder or the Series C Shareholder (as the case may be) in (i) the prompt preparation and filing of ‘check the box’ elections effective at least 2 days prior to closing of the Share Subscription Agreement to specify the US tax classification of the Company and/or any such subsidiary, (ii) the prompt conversion of the Company and/or any subsidiary that is not currently eligible to make a check the box election into a company form which is eligible to make such an election, and (iii) taking any other action that is reasonably requested to enhance, rationalize, and/or simplify the US tax treatment of the Company and its subsidiaries, it being understood that (x) no check the box election shall have any bearing on the tax treatment or legal status of the subject entity for non-US purposes, (y) no conversion or action shall be undertaken as described above if it is determined that doing so would have an adverse impact on either the Company or the Shareholders, and (z) the reasonable costs and expenses incurred in this connection shall be promptly paid or reimbursed by the Series C-2 Shareholders, the Series C-1 Shareholder or the Series C Shareholder (as the case may be). The Shareholders shall cooperate in the timely adoption of resolutions, if and when necessary, and the execution and filing of such forms and other documentation as the Series C-2 Shareholders, the Series C-1 Shareholder or the Series C Shareholder (as the case may be) may request in this respect.

7.4	Anti-Corruption.

(a)    For the purposes of paragraphs (c), (d) and Section 7.6 below:

“Government Official” means an official or employee of any government department, agency, or instrumentality, any government-owned or controlled enterprise, any public international organization, or any political party, as well as any candidate for political office.

“Relevant Person” means any owner, director, officer, employee, or agent of any Warrantor (collectively, “Relevant Persons”).

(b)    Books and Records and Internal Controls.

(i)	Each Warrantor shall make and keep books, records, and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of assets.

(ii)

Each Warrantor (other than the Founder) shall devise and maintain a system of internal accounting controls in accordance with sound business practices and the international standards of good practice and is satisfactory to the Preferred Shareholders to provide assurance that (1) transactions are executed and access to assets is permitted only in accordance with management’s general or specific authorization, (2) transactions by it are recorded as necessary to permit preparation of financial statements in conformity with the PRC GAAP, or, at the election of the Series C-2 Majority, the Series C-1 Majority or the Series C Majority and for the purpose of a QIPO, US GAAP or other accounting standard and to maintain asset accountability, (3) if applicable, the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, (4) segregating duties for cash deposits, cash reconciliation, cash payment, proper approval is established, and (5) no personal assets or bank accounts of the employees, directors, officers are mingled with the corporate assets or corporate bank account, and no Warrantor uses any personal bank accounts of any employees, directors, officers thereof during the operation of the business.

(c)    Ethical Business Practices.

(i)

Each Warrantor shall, and shall procure that each Relevant Person to, use only legitimate business practices in compliance with applicable Laws in commercial operations and in dealing with government agencies.

(ii)

No Warrantor shall, and each Warrantor shall procure that the Relevant Persons shall not, make or offer any payments or transfers of value which have the purpose or effect of public or commercial bribery, or acceptance of or acquiescence in kickbacks or other unlawful or improper means of obtaining business.

(iii)

No Warrantor shall, and each Warrantor shall procure that the Relevant Persons shall not, offer, pay, promise to pay, or authorized or will authorize the payment of any money or anything else of value, whether directly or through another Person or entity, to any Government Official or political party in order to (1) influence any act or decision of such official or party or (2) induce such official or party to use his or its influence with a government or instrumentality thereof.

(d)    Absence of Government Official Economic Interest. Each of the Warrantors and the Group Companies shall procure that none of the Government Officials in any country or region and no close relative or family member of such an official (i) will hold an ownership or other economic interest, direct or indirect, in the Holding Company or any Group Company other than holding interests in the Holding Company or any Group Company that are acquired through open market purchases or (ii) will serve as an officer, director, or employee of the Holding Company or any Group Company.

(e)    OFAC Sanctions. The Warrantors shall not, and each Warrantor shall cause the Holding Company and the Group Companies not to:

(i)	be owned or controlled by an individual or entity, and each director, officer or employee shall not be an individual which is:

(1)	a Prohibited Person; or

(2)	located, organized or resident in a country or territory that is the subject of Sanctions (currently, including, without limitation, Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine).

(ii)

engage in, any dealings or transactions with any Prohibited Person, or in any country or territory that at the time of the dealing or transaction is the subject of Sanctions. Each Warrantor shall adopt and implement written policies and procedures designed to achieve, and which are reasonably expected to continue to achieve, compliance with Sanctions and the obligations under this Section. All Founder Parties agree to cooperate with this undertaking and not to take any action (or engage in inaction) that would cause any Warrantor or any Preferred Shareholder to be in violation of those policies and procedures or of any Sanctions.

(iii)

“Sanction” means any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union or Her Majesty’s Treasury.

(iv)

“Prohibited Person” means (i) an entity or individual with whom U.S. companies and nationals are precluded from doing business under any U.S. sanctions or export regimes administered or enforced by the OFAC, the U.S. State Department, the U.S. Commerce Department or other U.S. agencies, including (a) the OFAC’s List of Specially Designated Nationals and Blocked Persons and (b) the OFAC’s sanctions programs targeted against Cuba, Iran, Sudan, Syria, Myanmar/Burma, the Crimea region of Ukraine or North Korea; or (ii) an entity or individual that is on any list of sanctioned or designated Persons administered or maintained by the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

(f)     Anti-money Laundering. Each of the Warrantors and the Group Companies shall, and shall procure the Holding Company and the Group Companies to, comply with applicable anti-money laundering statutes of all jurisdictions, including, without limitation, all applicable jurisdiction and U.S. anti-money laundering laws, the rule and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Holding Company or the Group Companies with respect to the Money Laundering Laws is pending or, so far as the Founder Parties are aware, threatened.

7.5

Restated Articles. In the event of any conflict or inconsistency between any of the terms of this Agreement and any of the terms of the Restated Articles, subject to any applicable law, the terms of this Agreement shall prevail in all respects as regards the Parties (other than the Company), the Parties (other than the Company) shall give full effect to and act in accordance with the provisions of this Agreement over the provisions of the Restated Articles, and the Parties (other than the Company) hereto shall exercise all voting and other rights and powers (including to procure any required alteration to the Restated Articles to resolve such conflict or inconsistency) to make the provisions of this Agreement effective.

7.6

Most Favored Nation Treatment. The Warrantors jointly and severally undertake to the Series C Shareholder, the Series C-1 Shareholder and the Series C-2 Shareholders that in the event any Group Company grants, issues or provides any Person any right, privilege or protection more favorable than those granted to the Series C Shareholder and/or the Series C-1 Shareholder and/or the Series C-2 Shareholders, the Series C Shareholder and/or the Series C-1 Shareholder and/or the Series C-2 Shareholders shall have the right to require that such Group Company concurrently grants, issues or provides the same rights, privileges or protections to the Series C Shareholder and/or the Series C-1 Shareholder and/or the Series C-2 Shareholders pari passu with such Person.

7.7

Directors and Officers Liability Insurance. The Company shall obtain and maintain, in full force and effect, directors and officers liability insurance for each of the Company’s directors and officers for the term of this Agreement. The directors and officers liability insurance shall be in an insured amount of not less than the equivalent of US$15 million, on an individual or aggregate claim basis. The cost of the directors and officers liability insurance will be borne by the Company. If written on a claims made basis, the directors and officers liability insurance shall be maintained for no less than six (6) years after the termination of this Agreement or, for such extended period as may be agreed between the Preferred Shareholders and the Company. In addition, the Preferred Shareholders may require the Company to obtain and maintain additional types of insurance, such insurance policies to be commercially reasonable taking into account the business of the Group Companies. All insurance policies shall be placed with insurers with a minimum financial strength rating by Standard & Poor’s or Moody’s of “A”, A. M Best of “A-” or a similar rating.

8.	QIPO

This Agreement and all rights and covenants contained herein, except for obligations set forth in Sections 7.1, 7.2, 7.4, 8, and 9, shall terminate on the closing of a QIPO. If for the purpose of a QIPO and as approved by the Series C-2 Majority, the Series C-1 Majority, the Series C Majority, the Series B Majority and the Series A Majority, the Company is required or advised by counsel to conduct reorganization, the Preferred Shareholders may elect to waive any or all of their preferred or special rights hereunder, effective as of the completion of such reorganization; provided that, in the event that the QIPO does not occur within twelve (12) months after the completion of such reorganization, the Warrantors shall take all such actions as necessary or desirable to restore all the rights and privileges of the Preferred Shareholders contained herein, including without limitation (i) causing the Company to amend the Restated Articles, (ii) causing the Company to issue to Preferred Shareholders applicable class and number of shares of the Company, and (iii) entering into agreements containing substantially the same terms and conditions hereof. After the completion of the QIPO, except as otherwise approved by the Preferred Shareholders in writing, no Founder Party shall directly or indirectly Transfer or dispose of any Share held by it after the expiration of the relevant lock-up period as provided in the applicable Laws or required by the relevant stock exchange or Governmental Authorities.

9.	MISCELLANEOUS

9.1

Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the Laws of Hong Kong without giving effect to any choice of law rule that would cause the application of the Laws of any jurisdiction other than the Laws of Hong Kong to the rights and duties of the Parties hereunder.

9.2

Dispute Resolution. The Parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the satisfaction of the Parties to the dispute within thirty (30) days after the commencement of the negotiation, any Party to the dispute shall have the right to refer such dispute to be finally settled by arbitration at Hong Kong International Arbitration Centre (“HKIAC”). The arbitration shall be conducted in Hong Kong and shall be administered by the HKIAC in accordance with the HKIAC Administered Arbitration Rules in force at the time of the commencement of the arbitration. However, if such rules are in conflict with the provisions of this Section 9.2, the provisions of this Section 9.2 shall prevail. The dispute shall be referred to an arbitration tribunal consisting of three (3) arbitrators appointed in accordance with the HKIAC Administered Arbitration Rules. The decision of the tribunal shall be final and binding on the Parties, and the prevailing Party may apply to a court of competent jurisdiction for enforcement of such award. The costs and expenses of the arbitration, including the fees of the arbitral tribunal, shall be borne and paid by the Parties in such proportions as the arbitral tribunal shall determine. The language of the arbitration shall be English.

9.3

Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or registered or certified mail (postage prepaid, return receipt requested) or electronic mail to the respective Parties at the addresses specified on Part VII of Exhibit A (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.3).

Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (i) delivery (or when delivery is refused) and (ii) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid. Where a notice is sent by facsimile or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day. Notwithstanding the foregoing, to the extent a “with a copy to” address is designated, notice must also be given to such address in the manner above for such notice, request, consent or other communication hereunder to be effective.

9.4

Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties whose rights or obligations hereunder are affected by such terms and conditions. This Agreement, and the rights and obligations hereunder, shall not be assigned without the mutual written consents of the Preferred Shareholders and the Company; provided that any Preferred Shareholder may assign its rights and obligations to an Affiliate of it or third party without consent of the other Parties under this Agreement and the assignee shall execute and deliver such documents and take such other actions as may be necessary for such assignee to join in and be bound by the terms of this Agreement as an “Preferred Shareholder” (if not already a Party hereto) upon and after such assignment.

9.5

Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Laws in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law.

9.6

Waiver and Amendment. This Agreement may only be amended or modified by an instrument in writing signed by the Company, the Preferred Shareholders and the Ordinary Majority; provided that any Party may, for itself only, (a) extend the time for the performance of any of the obligations or other acts of another Party, (b) waive any inaccuracies in the representations and warranties of another Party contained herein or in any document delivered by another Party pursuant hereto or (c) waive compliance with any of the agreements of another Party or conditions to such Party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby and shall be valid as against such Party giving the extension or waiver only. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

9.7

Interpretation. For all purposes of this Agreement, except as otherwise expressly provided, (a) the defined terms shall have the meanings assigned to them in its definition and include the plural as well as the singular, and pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms; (b) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement unless explicitly stated otherwise, and all references in this Agreement to designated exhibits are to the exhibits attached to this Agreement unless explicitly stated otherwise, (c) the words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (d) the word “knowledge” means, with respect to a Person’s “knowledge”, the actual knowledge of such Person and that knowledge which should have been acquired by it after making due inquiry, (e) the titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement, (f) any reference in this Agreement to any “Party” or any other Person shall be construed so as to include its successors in title, permitted assigns and transferees, (g) any reference in this Agreement to any agreement or instrument is a reference to that agreement or instrument as amended or novated, (h) this Agreement is jointly prepared by the Parties and should not be interpreted against any Party by reason of authorship, and (i) in calculations of share numbers, (1) references to a “fully diluted basis” mean that the calculation is to be made assuming that all outstanding options, warrants and other Equity Securities convertible into or exercisable or exchangeable for Ordinary Shares (whether or not by their terms then currently convertible, exercisable or exchangeable) have been so converted, exercised or exchanged, (2) references to a “non-diluted basis” mean that the calculation is to be made taking into account only Ordinary Shares then in issue and (3) references to an “as converted basis” mean that the calculation is to be made assuming that all Preferred Shares in issue have been converted into Ordinary Shares. All calculations shall be deemed to be on a fully diluted basis unless otherwise specified. Any share number referred to in this Agreement shall be appropriately adjusted to take into account any bonus share issue, share subdivision, share combination, share split, recapitalization, reclassification or similar event affecting the Ordinary Shares after the date of this Agreement.

9.8

Entire Agreement. This Agreement and other Transaction Documents constitute the entire agreement of the Parties with respect to the subject matter hereof and thereof, and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof and thereof.

9.9

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

9.10	Confidentiality and Non-Disclosure.

(a)    Disclosure of Terms. The terms and conditions of this Agreement and the Transaction Documents and all exhibits and schedules attached to such agreements, including their existence, and any information relating to the business, financial or other matters of the Group Companies obtained by the Preferred Shareholders (collectively, the “Confidential Information”), shall be considered confidential information and shall not be disclosed by any Party hereto to any third party except in accordance with the provisions set forth below; provided that such Confidential Information shall not include any information that is in the public domain other than caused by the breach of the confidentiality obligations hereunder.

(b)    Press Releases, etc. Any press release issued by the Company shall not disclose any of the Confidential Information and the final form of such press release shall be approved in advance in writing by the Preferred Shareholders. No other announcement regarding any of the Confidential Information in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the prior written consent of the Preferred Shareholders.

(c)    Permitted Disclosures. Notwithstanding the foregoing, any Party may disclose any of the Confidential Information to its current or bona fide prospective investors, employees, investment bankers, lenders, potential and actual transferees, partners, accountants and attorneys, in each case only where such Persons or entities are under appropriate nondisclosure obligations. Without limiting the generality of the foregoing, the Preferred Shareholders shall be entitled to disclose the Confidential Information for the purposes of fund reporting or inter-fund reporting or to its fund manager, other funds managed by its Affiliates, fund manager and their respective auditors, counsel, directors, officers, employees, shareholders or investors.

(d)    Legally Compelled Disclosure. In the event that any Party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations or by a regulator with competent jurisdiction) to disclose the existence of this Agreement, other Transaction Documents, any of the exhibits and schedules attached to such agreements, or any of the Confidential Information in contravention of the provisions of this Section 9.10, such Party (the “Disclosing Party”) shall, to the extent legally permissible and reasonably practicable, provide the other Parties (the “Non-Disclosing Parties”) with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other Parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non-Disclosing Party.

(e)    Other Information. The provisions of this Section 9.10 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the Parties with respect to the transactions contemplated hereby.

(f)     Affiliates. Each Party shall cause each of its Affiliates to comply with all of the restrictions, limitations and obligations set forth in this Section 9.10 as if it were a party hereto.

9.11	Termination. The rights and obligations of any Shareholder hereunder shall cease when it or he no longer holds any Equity Securities in the Company.

9.12

Termination of Prior Shareholders Agreements and Waiver of Claims under the Previous Financing Documents. The Parties acknowledge and agree that the Prior Shareholders Agreement shall be deemed to have been terminated and superseded by this Agreement, and each of the Parties hereby acknowledges that it is not aware of any claims that it may have against each other Party under the Previous Financing Documents prior to the date of this Agreement. Each of SAIF IV Consumer (BVI) Limited and Youzhen Inc. acknowledges and agrees, in their capacity as the holders of the Series B Shares, to waive all claims against the Warrantors (as defined in the Series B SSA) for the failure to comply with any covenant set forth in Section 6 thereof. North Haven Private Equity Asia Harbor Company Limited, acknowledges and agrees, in its capacity as the holder of the Series C Shares, to waive all claims as of the date of this Agreement against the Warrantors (as defined in the Series C SSA) for the failure to comply with any covenant set forth in Section 7 thereof.

9.13

Share Charge Amendment. The Founder, the Holding Company, the Company and North Haven Private Equity Asia Harbor Company Limited hereby acknowledge and agree that the Founder Share Charge and the Holding Company Share Charge (each as defined in the Series C SSA) shall be amended to the extent as set forth in Exhibit G hereof.

9.14

No Valuation Adjustment in D Round Financing. The Parties acknowledge and agree that in the Company’s future D round financing, there shall be no valuation adjustment mechanism or any agreement or scheme of similar nature.

{The remainder of this page has been left intentionally blank}

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE COMPANY:

Q&K INTERNATIONAL GROUP LIMITED

By:	/s/ Guangjie Jin
Name:	Guangjie Jin (金光杰)
Title:	Chief Executive Officer

THE BVI SUBSIDIARY:

QK365.com INC.

By:	/s/ Guangjie Jin
Name:	Guangjie Jin (金光杰)
Title:	Sole Director

THE US SUBSIDIARY:

QK365.com, INC.

By:	/s/ Guangjie Jin
Name:	Guangjie Jin (金光杰)
Title:	Sole Director

THE HK SUBSIDIARY:

QINGKE (CHINA) LIMITED

By:	/s/ Guangjie Jin
Name:	Guangjie Jin (金光杰)
Title:	Sole Director

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE WFOE:

Q&K INVESTMENT CONSULTING CO., LTD. (上海青客投资咨询有限公司 )
(Sealed)

By:	/s/ Guangjie Jin
Name:	Guangjie Jin (金光杰)
Title:	Legal Representative

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE DOMESTIC COMPANY:

SHANGHAI QINGKE ELECTRICS COMMERCE CO., LTD. (上海青客电子商务有限公司)
(Sealed)

By:	/s/ Guangjie Jin
Name:	Guangjie Jin (金光杰)
Title:	Legal Representative

QINGKE CHUANGYI:

SHANGHAI QINGKE CHUANGYI INDUSTRIAL SUPPORTING PROPERTY MANAGEMENT CO., LTD. (上海青客创意产业配套物业管理有限公司)
(Sealed)

By:	/s/ Qiong Hong
Name:	Qiong Hong (洪琼)
Title:	Legal Representative

SUZHOU QINGKE:

SUZHOU QINGKE INFORMATION TECHNOLOGY CO., LTD. (苏州青客信息科技有限公司)
(Sealed)

By:	/s/ Qiong Hong
Name:	Qiong Hong (洪琼)
Title:	Legal Representative

BEIJING QINGKE:

BEIJING QINGKE PROPERTY MANAGEMENT CO., LTD. (北京青客物业管理有限公司)
(Sealed)

By:	/s/ Rufeng Teng
Name:	Rufeng Teng (滕儒锋)
Title:	Legal Representative

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

LINGQING PROPERTY:

SHANGHAI LINGQING PROPERTY MANAGEMENT CO., LTD. (上海凌青物业管理有限公司)
(Sealed)

By:	/s/ Guangjie Jin
Name:	Guangjie Jin (金光杰)
Title:	Legal Representative

MINQING PROPERTY:

SHANGHAI MINQING PROPERTY SERVICE CO., LTD. (上海闵青物业服务有限公司)
(Sealed)

By:	/s/ Guangjie Jin
Name:	Guangjie Jin (金光杰)
Title:	Legal Representative

TANGQING PROPERTY:

SHANGHAI TANGQING PROPERTY MANAGEMENT CO., LTD. (上海唐青物业管理有限公司)
(Sealed)

By:	/s/ Guangjie Jin
Name:	Guangjie Jin (金光杰)
Title:	Legal Representative

QINGTENG INVESTMENT:

SHANGHAI QINGTENG INVESTMENT MANAGEMENT LLP (上海青腾投资管理中心(有限合伙))
(Sealed)

By:	/s/ Guiying Song
Name:	Guiying Song (宋桂英)
Title:	Designated Representative

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SHANGHAI QINGKE TRADING

SHANGHAI QINGKE TRADING CO., LTD. (上海青客贸易有限公司)
(Sealed)

By:	/s/ Guangjie Jin
Name:	Guangjie Jin (金光杰)
Title:	Legal Representative

QINGKE PUBLIC RENTAL:

SHANGHAI QINGKE PUBLIC RENTAL HOUSING LEASEHOLD OPERATION AND MANAGEMENT COMPANY LIMITED BY SHARE (上海青客公共租赁住房租赁经营管理股份有限公司)
(Sealed)

By:	/s/ Guangjie Jin
Name:	Guangjie Jin (金光杰)
Title:	Legal Representative

GUQING PROPERTY:

SHANGHAI GUQING PROPERTY MANAGEMENT CO., LTD. (上海谷青物业管理有限公司)
(Sealed)

By:	/s/ Guangjie Jin
Name:	Guangjie Jin (金光杰)
Title:	Legal Representative

QINGKE EQUIPMENT RENTAL:

SHANGHAI QINGKE EQUIPMENT RENTAL CO., LTD. (上海青客设备租赁有限公司)
(Sealed)

By:	/s/ Guangjie Jin
Name:	Guangjie Jin (金光杰)
Title:	Legal Representative

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

BAOSHAN PUBLIC RENTAL:

SHANGHAI BAOSHAN QINGKE PUBLIC RENTAL LEASED HOUSING OPERATION AND MANAGEMENT CO., LTD. (上海宝山青客公共租赁用房运营管理有限公司)
(Sealed)

By:	/s/ Rufeng Teng
Name:	Rufeng Teng (滕儒锋)
Title:	Legal Representative

JIAXING PUBLIC RENTAL:

JIAXING QINGKE PUBLIC RENTAL HOUSING LEASEHOLD INVESTMENT MANAGEMENT COMPANY LIMITED BY SHARE (嘉兴青客公共租赁住房投资管理股份有限公司)
(Sealed)

By:	/s/ Guangjie Jin
Name:	Guangjie Jin (金光杰)
Title:	Legal Representative

HANGZHOU QINGKE:

HANGZHOU QINGKE APARTMENT MANAGEMENT CO., LTD. (杭州青客公寓管理有限公司)
(Sealed)

By:	/s/ Rufeng Teng
Name:	Rufeng Teng (滕儒锋)
Title:	Legal Representative

GUANGZHOU QINGKE:

GUANGZHOU QINGKE APARTMENT HOTEL MANAGEMENT CO., LTD. (广州青客公寓酒店管理有限公司)
(Sealed)

By:	/s/ Rufeng Teng
Name:	Rufeng Teng (滕儒锋)
Title:	Legal Representative

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

TIANJIN QINGKE:

TIANJIN QINGKE APARTMENT MANAGEMENT CO., LTD. (天津青客公寓管理有限公司)
(Sealed)

By:	/s/ Rufeng Teng
Name:	Rufeng Teng (滕儒锋)
Title:	Legal Representative

CHENGDU QINGKE:

CHENGDU QINGKE APARTMENT MANAGEMENT CO., LTD. (成都青客公寓管理有限公司)
(Sealed)

By:	/s/ Rufeng Teng
Name:	Rufeng Teng (滕儒锋)
Title:	Legal Representative

NANJING QINGKE:

NANJING QINGKE APARTMENT MANAGEMENT CO., LTD. (南京青客公寓管理有限公司)
(Sealed)

By:	/s/ Rufeng Teng
Name:	Rufeng Teng (滕儒锋)
Title:	Legal Representative

HEFEI QINGKE:

HEFEI QINGKE PROPERTY MANAGEMENT CO., LTD. (合肥青客物业管理有限公司)
(Sealed)

By:	/s/ Rufeng Teng
Name:	Rufeng Teng (滕儒锋)
Title:	Legal Representative

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

XIAMEN QINGKE:

XIAMEN QINGKE APARTMENT MANAGEMENT CO., LTD. (厦门青客公寓管理有限公司)
(Sealed)

By:	/s/ Rufeng Teng
Name:	Rufeng Teng (滕儒锋)
Title:	Legal Representative

WUHAN QINGKE:

WUHAN QINGKE APARTMENT HOTEL MANAGEMENT CO., LTD. (武汉青客公寓酒店管理有限公司)
(Sealed)

By:	/s/ Rufeng Teng
Name:	Rufeng Teng (滕儒锋)
Title:	Legal Representative

JIAXING QINGKE TALENT APARTMENT:

JIAXING QINGKE TALENT APARTMENT CONSTRUCTION AND DEVELOPMENT CO., LTD. (嘉兴青客人才公寓建设开发有限公司)
(Sealed)

By:	/s/ Guangjie Jin
Name:	Guangjie Jin (金光杰)
Title:	Legal Representative

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT]

JIAXING HUICAI:

JIAXING HUICAI PROPERTY MANAGEMENT CO., LTD. (嘉兴汇才物业管理有限公司)
(Sealed)

By:	/s/ Zhaochun Zheng
Name:	Zhaochun Zheng (郑赵春)
Title:	Director

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SHANGHAI XIANGSI:

SHANGHAI XIANGSI SHIYE CO., LTD. (上海祥斯实业有限公司)
(Sealed)

By:	/s/ Rufeng Teng
Name:	Rufeng Teng (滕儒锋)
Title:	Legal Representative

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE FOUNDER:

/s/ Guangjie Jin
JIN GUANGJIE

THE HOLDING COMPANY:

BILL.COM INC.

By:	/s/ Guangjie Jin
Name:	JIN Guangjie
Title:	Sole Director

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

CLASS A ORDINARY SHAREHOLDER:

YIJIA INC.

By:	/s/ Guangjie Jin
Name:	Guangjie Jin (金光杰)
Title:	Sole Director

CLASS B ORDINARY SHAREHOLDERS:

BILL.com INC.

By:	/s/ Guangjie Jin
Name:	Guangjie Jin (金光杰)
Title:	Sole Director

YIJIA INC.

By:	/s/ Guangjie Jin
Name:	Guangjie Jin (金光杰)
Title:	Sole Director

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES A-1 SHAREHOLDERS:

YOUZHEN INC.

By:	/s/ Guiying Song
Name:	Guiying Song (宋桂英)
Title:	Authorized Representative

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES A-1 SHAREHOLDERS:

NEWSION ONE INC.

By:	/s/ Youyang Li
Name:	Youyang Li (李悠扬)
Title:	Authorized Representative

NEWSION TWO INC.

By:	/s/ Youyang Li
Name:	Youyang Li (李悠扬)
Title:	Authorized Representative

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES A-2 SHAREHOLDERS:

FORESIGHT (INTERNATIONAL) INVESTMENT (CONSULTING) CO., LIMITED

By:	/s/ Shaoling Ji
Name:	Shaoling Ji (吉少玲)
Title:	Authorized Representative

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES A-3 SHAREHOLDERS:

FORTUNEVC SH HOLDING INC.

By:	/s/ Bing Xiao
Name:	Bing Xiao (肖冰)
Title:	Authorized Representative

FORTUNEVC XM HOLDING INC.

By:	/s/ Bing Xiao
Name:	Bing Xiao (肖冰)
Title:	Authorized Representative

XIAOBING HOLDING INC.

By:	/s/ Bing Xiao
Name:	Bing Xiao (肖冰)
Title:	Authorized Representative

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES A-3 SHAREHOLDERS:

CHENGBOHAN INC.

By:	/s/ Fu Cheng
Name:	Fu Cheng (程富)
Title:	Authorized Representative

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES B SHAREHOLDERS:

SAIF IV CONSUMER (BVI) LIMITED

By:	/s/ Andrew Y. Yan
Name:	Andrew Y. Yan
Title:	Authorized Representative

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES B SHAREHOLDERS

YOUZHEN INC.

By:	/s/ Guiying Song
Name:	Guiying Song (宋桂英)
Title:	Authorized Representative

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES C SHAREHOLDER:

NORTH HAVEN PRIVATE EQUITY ASIA HARBOR COMPANY LIMITED

By:	/s/ Ivan John Sutlic
Name:	Ivan John Sutlic
Title:	Director

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES C-1 SHAREHOLDER:

CP QK Singapore Pte Ltd.

By:	/s/ Lawrence Lim
Name:	Lawrence Lim
Title:	Authorized Signatory

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES C-2 SHAREHOLDERS:

CP QK Singapore Pte Ltd.

By:	/s/ Lawrence Lim
Name:	Lawrence Lim
Title:	Authorized Representative

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Innovative Housing Solutions Pte. Ltd.

By:	/s/ Lawrence Lim
Name:	Lawrence Lim
Title:	Director

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT]

EXHIBIT A

PARTIES

Part I     Series A Shareholders

Shareholders	Number of Series A Shares Subscribed	Class	% Post Closing (non-diluted)	Shares Post Closing (fully diluted)	% Post Closing (fully diluted)
YOUZHEN INC.	39,851,750	Series A-1 Shares	2.97%	39,851,750	2.94%
NEWSION ONE INC.	76,471,510	Series A-1 Shares	5.69%	76,471,510	5.64%
NEWSION TWO INC.	15,294,300	Series A-1 Shares	1.14%	15,294,300	1.13%
FORESIGHT (INTERNATIONAL) INVESTMENT (CONSULTING) CO., LIMITED	40,121,500	Series A-2 Shares	2.99%	40,121,500	2.96%
CHENGBOHAN INC.	20,952,610	Series A-3 Shares	1.56%	20,952,610	1.54%
FORTUNEVC SH HOLDING INC.	41,905,230	Series A-3 Shares	3.12%	41,905,230	3.09%
FORTUNEVC XM HOLDING INC.	17,809,720	Series A-3 Shares	1.33%	17,809,720	1.31%
XIAOBING HOLDING INC.	3,142,890	Series A-3 Shares	0.23%	3,142,890	0.23%
Total of Series A Shares	255,549,510	Series A Shares	19.03%	255,549,510	18.83%

Part II     Series B Shareholders

Shareholders	Number of Series B Shares Subscribed	Class	% Post Closing (non-diluted)	Shares Post Closing (fully diluted)	% Post Closing (fully diluted)
SAIF IV Consumer (BVI) Limited	120,000,000	Series B Shares	8.94%	120,000,000	8.84%
Youzhen Inc.	40,000,000	Series B Shares	2.98%	40,000,000	2.95%
Sub-total of Series B Shares	160,000,000	Series B Shares	11.91%	160,000,000	11.79%

i

Part III     Series C Shareholder

Shareholder	Number of Series C Shares Subscribed	Class	% Post Closing (non-diluted)	Shares Post Closing (fully diluted)	% Post Closing (fully diluted)
North Haven Private Equity Asia Harbor Company Limited	120,000,000	Series C Shares	8.94%	120,000,000	8.84%
Sub-total of Series C Shares	120,000,000	Series C Shares	8.94%	120,000,000	8.84%

Part IV     Series C-1 Shareholder

Shareholder	Number of Series C-1 Shares Subscribed	Class	% Post Closing (non-diluted)	Shares Post Closing (fully diluted)	% Post Closing (fully diluted)
CP QK Singapore Pte Ltd.	103,500,000	Series C-1 Shares	7.71%	103,500,000	7.63%
Sub-total of Series C-1 Shares	103,500,000	Series C-1 Shares	7.71%	103,500,000	7.63%

Part V     Series C-2 Shareholders

Shareholder	Number of Series C-2 Shares Subscribed	Class	% Post Closing (non-diluted)	Shares Post Closing (fully diluted)	% Post Closing (fully diluted)
CP QK Singapore Pte Ltd.	176,869,198	Series C-2 Shares	13.17%	176,869,198	13.03%
Innovative Housing Solutions Pte. Ltd.	96,491,652	Series C-2 Shares	7.19%	96,491,652	7.11%
Sub-total of Series C-2 Shares	273,360,850	Series C-2 Shares	20.36%	273,360,850	20.15%

Part VI     Founder Party

Founder	Individual’s ID	Holding Company
JIN, Guangjie	[***]	BILL.COM INC

Mr. JIN Guangjie shall be referred to as the “Founder”, and the holding company above shall be referred to as the “Holding Company”.

Part VII     Subsidiaries

1.	QK365.COM.INC, a BVI Business Company incorporated under the BVI Laws (the “BVI Subsidiary”);

2.	QK365.COM, INC., a corporation incorporated under the Laws of the State of Delaware (the “US Subsidiary”);

3.	Qingke (China) Limited, a company limited by shares incorporated under the Hong Kong Laws (the “HK Subsidiary”);

4.	Q&K Investment Consulting Co., Ltd. (上海青客投资咨询有限公司), a wholly foreign owned enterprise established under the Laws of the PRC (the “WFOE”);

5.	Shanghai Qingke Electrics Commerce Co., Ltd. (上海青客电子商务有限公司), a limited liability company established under the PRC Laws (the “Domestic Company”);

6.	Shanghai Qingke Chuangyi Industrial Supporting Property Management Co., Ltd. (上海青客创意产业配套物业管理有限公司), a limited liability company established under the PRC Laws (“Qingke Chuangyi”);

7.	Suzhou Qingke Information Technology Co., Ltd. (苏州青客信息科技有限公司), a limited liability company established under the PRC Laws (“Suzhou Qingke”);

8.	Shanghai Lingqing Property Management Co., Ltd. (上海凌青物业管理有限公司), a limited liability company established under the PRC Laws (“Lingqing Property”);

9.	Shanghai Minqing Property Service Co., Ltd., a limited liability company established under the PRC Laws (上海闵青物业服务有限公司) (“Minqing Property”);

10.	Shanghai Tangqing Property Management Co., Ltd., a limited liability company established under the PRC Laws (上海唐青物业管理有限公司) (“Tangqing Property”);

11.	Shanghai Qingteng Investment Management Center LLP, a limited liability partnership established under the PRC Laws (上海青腾投资管理中心(有限合伙)) (“Qingteng Investment”);

12.

Shanghai Qingke Public Rental Housing Leasehold Operation and Management Company Limited by Shares, a company limited by shares incorporated under the PRC Laws (上海青客公共租赁住房租赁经营管理股份有限公司) (“Qingke Public Rental”);

13.	Shanghai Guqing Property Management Co., Ltd., a limited liability company established under the PRC Laws (上海谷青物业管理有限公司) (“Guqing Property”);

14.	Shanghai Qingke Equipment Rental Co., Ltd. (上海青客设备租赁有限公司), a limited liability company established under the PRC Laws (“Qingke Equipment Rental”);

15.	Shanghai Baoshan Qingke Public Rental Leased Housing Operation and Management Co., Ltd. (上海宝山青客公共租赁用房运营管理有限公司), a limited liability company established under the PRC Laws (“Baoshan Public Rental”);

16.

Jiaxing Qingke Public Rental Housing Leasehold Investment Management Company Limited by Share (嘉兴青客公共租赁住房投资管理股份有限公司), a limited liability company established under the PRC Laws (“Jiaxing Public Rental”);

17.	Hangzhou Qingke Apartment Management Co., Ltd. (杭州青客公寓管理有限公司), a limited liability company established under the PRC Laws (“Hangzhou Qingke”);

18.	Guangzhou Qingke Apartment Hotel Management Co., Ltd. (广州青客公寓酒店管理有限公司), a limited liability company established under the PRC Laws (“Guangzhou Qingke”);

19.	Beijing Qingke Property Management Co., Ltd. (北京青客物业管理有限公司), a limited liability company established under the PRC Laws (“Beijing Qingke”);

20.	Shanghai Qingke Trading Co., Ltd. (上海青客贸易有限公司), a limited liability company established under the PRC Laws (“Shanghai Qingke Trading”);

21.	Tianjin Qingke Apartment Management Co., Ltd. (天津青客公寓管理有限公司) , a limited liability company established under the PRC Laws (“Tianjin Qingke”);

22.	Chengdu Qingke Apartment Management Co., Ltd. (成都青客公寓管理有限公司) , a limited liability company established under the PRC Laws (“Chengdu Qingke”);

23.	Nanjing Qingke Apartment Management Co., Ltd. (南京青客公寓管理有限公司) , a limited liability company established under the PRC Laws (“Nanjing Qingke”);

24.	Hefei Qingke Property Management Co., Ltd. (合肥青客物业管理有限公司) , a limited liability company established under the PRC Laws (“Hefei Qingke”);

25.	Xiamen Qingke Apartment Management Co., Ltd. (厦门青客公寓管理有限公司) , a limited liability company established under the PRC Laws (“Xiamen Qingke”);

26.	Wuhan Qingke Apartment Hotel Management Co., Ltd. (武汉青客公寓酒店管理有限公司) , a limited liability company established under the PRC Laws (“Wuhan Qingke”);

27.	Jiaxing Qingke Talent Apartment Construction and Development Co., Ltd. (嘉兴青客人才公寓建设开发有限公司) , a limited liability company established under the PRC Laws (“Jiaxing Qingke Talent Apartment”);

28.	Jiaxing Huicai Property Management Co., Ltd. (嘉兴汇才物业管理有限公司) , a limited liability company established under the PRC Laws (“Jiaxing Huicai”);

29.	Shanghai Xiangsi Shiye Co., Ltd. (上海祥斯实业有限公司), a limited liability company established under the PRC Laws (“Shanghai Xiangsi”).

Part VIII    Notice Address

For the purpose of the notice provisions contained in this Agreement, the following are the initial addresses of each Party:

If to any Warrantor:

Attn:	金光杰
Address:	上海市徐汇区龙华中路596号A座1607室
Tel:	86-21-6417-9625
Fax:	86-21-6417-9303
Email:	bill@qk365.com

If to SAIF:

Attn:	Anita Chan
Address:	SAIF Advisors Limited 2516-2520, Two Pacific Place, 88 Queensway, Hong Kong
Tel:	852-2918-2203

With a copy also to:

Attn:	Shi Feng
Address:	浙江省西湖区龙井路下茅家埠2号
Tel:	86-186-5718-8366

If to YOUZHEN:

Attn:	宋桂英
Address:	上海市徐汇区龙华路1887号303室
Tel:	86-21-5459-1838

If to NIUXIN:

Attn:	李悠扬
Address:	上海市古北新区翠钰南路18号54幢
Tel:	86-21-5441-1516
Fax:	86-21-5441-1078
Email:	lyy@newsionvc.com

v

If to HUIJIA:

Attn:	李峰
Address:	上海市嘉定区德富路1288号16楼
Tel:	86-21-5991-1066
Fax:	86-21-5953-2335
Email:	lifeng@jdsam.com

If to DACHEN:

Attn:	肖冰
Address:	上海市浦东新区浦东南路1088号1301室
Tel:	86-21-6888-0068
Fax:	86-21-6888-0068
Email:	xiaobing@fortunevc.com

With two copies also to:

Attn:	肖冰
Address:	厦门市槟郎路一号十一层
Tel:	86-592-512-0079
Fax:	86-592-512-0079
Email:	xiaobing@fortunevc.com

Attn:	肖冰
Address:	广东省深圳市福田区深南大道6008号特区报业大厦 23D
Tel:	86-755-8351-5108
Fax:	86-755-8351-5115
Email:	xiaobing@fortunevc.com

If to the Series C Shareholder:

North Haven Private Equity Asia Harbor Company Limited

Address: Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O.

Box 2547, Grand Cayman, KY1-1104, Cayman Islands

Facsimile: +1 345 943 7702

With a copy to:

Name: Mr. Ryan Law Wing Cheung

Email: Ryan.Law@morganstanley.com

If to the Series C-1 Shareholder and the Series C-2 Shareholders:

CP QK Singapore Pte Ltd.

Address: One Temasek Avenue, #20-01 Millenia Tower Singapore 039192

Tel: +65 6511 3088

Fax: +65 6223 5992

and

Innovative Housing Solutions Pte. Ltd.

Address: 1 Temasek Ave, #20-01, Millenia Tower, Singapore 039192

Tel: +65 6511 3086

Fax: +65 6223 5992

With a copy to:

Name: Lawrence Lim

Email: llim@cgcm.com

EXHIBIT B

DEFINITIONS

“Adjustment Shares”	has the meaning set forth in Series C SSA, the Series C-1 SSA and the Share Subscription Agreement respectively.

“Approved Sale”	means a Series C-2 Approved Sale, a Series C-1 Approved Sale, a Series C Approved Sale or a Series B Approved Sale, as the case may be.

“Auditor”	has the meaning set forth in the Restated Articles.

“Affiliate”	has the meaning set forth in the Share Subscription Agreement.

“Business Day”	has the meaning set forth in the Share Subscription Agreement.

“Business Plan”	means the annual/quarterly budget and the semi-annual operational/business plan of any Group Company prepared by the Company.

“Big-Four Accounting Firm”	has the meaning set forth in the Share Subscription Agreement.

“CFC”	has the meaning set forth in the Share Subscription Agreement.

“Class A Ordinary Share”	has the meaning set forth in the Share Subscription Agreement.

“Closing”	has the meaning set forth in the Share Subscription Agreement.

“Closing Date”	has the meaning set forth in the Share Subscription Agreement.

“Code”	has the meaning set forth in the Share Subscription Agreement.

“Competitor”	means any Person whose primary business is the leasing of apartments in the PRC.

“Constitutional Documents”	has the meaning set forth in the Share Subscription Agreement.

“Control”	has the meaning set forth in the Share Subscription Agreement.

“Drag-Along Shareholder”	means (in the case of a Series C-2 Approved Sale) the Series C-2 Drag-Along Shareholders, (in the case of a Series C-1 Approved Sale) the Series C-1 Drag-Along Shareholder, (in the case of a Series C Approved Sale) the Series C Drag-Along Shareholder or (in the case of a Series B Approved Sale) the Series B Drag-Along Shareholders.

“Dragged Shareholders”	means (in the case of a Series C-2 Approved Sale) all Shareholders other than the Series C-2 Drag-Along Shareholders, (in the case of a Series C-1 Approved Sale) all Shareholders other than the Series C-1 Drag-Along Shareholder, (in the case of a Series C Approved Sale) all Shareholders other than the Series C Drag-Along Shareholder or (in the case of a Series B Approved Sale) all Shareholders other than the Series B Drag-Along Shareholders.

“Equity Securities”	has the meaning set forth in the Share Subscription Agreement.

“ESOP”	means a share incentive plan or other similar arrangements of the Company to be approved by the Board pursuant to Section 4 hereof.

“Governmental Authority”	has the meaning set forth in the Share Subscription Agreement.

“Group Company”	has the meaning set forth in the Share Subscription Agreement.

“Hong Kong”	has the meaning set forth in the Share Subscription Agreement.

“Interested Party”	has the meaning set forth in the Share Subscription Agreement.

“Key Employee(s)”	has the meaning set forth in the Share Subscription Agreement.

“Law”	has the meaning set forth in the Share Subscription Agreement.

“New Shares”

means any Preferred Shares, Ordinary Shares or other Equity Securities of the Company, whether now authorized or not, and rights, options or warrants to purchase any Equity Securities of the Company of any type whatsoever that are, or may become, convertible or exchangeable into such Preferred Shares, Ordinary Shares or other Equity Securities of the Company, except for:

(i) Ordinary Shares, or any option to acquire any Ordinary Shares issued to employees, officers, consultants or directors of the Company pursuant to the ESOP, which shall not exceed 5% of the issued share capital of the Company on a fully diluted and as-converted basis as at the Closing and as approved by the Board (including the affirmative votes of the Series C-1 Director, Series C Director, both Series B Directors and two Series A Directors);

(ii) Ordinary Shares issued upon conversion of the Preferred Shares;

(iii) Equity Securities of the Company issued in connection with any share split, share dividend, combination, recapitalization or reorganization or similar transaction of the Company that does not change the relative shareholding percentage of the Shareholders and as approved by the Board (including the affirmative votes of the Series C-1 Director, the Series C Director, both Series B Directors and two Series A Directors);

(iv) Equity Securities of the Company issued in the QIPO of the Company;

(v) Equity Securities of the Company issued upon the exercise or conversion of any convertible securities issued prior to the Closing Date; and

(vi) any Adjustment Shares as may be issued to the Series C Shareholder pursuant to the Series C SSA, to the Series C-1 Shareholder pursuant to the Series C-1 SSA and to the Series C-2 Shareholders pursuant to the Share Subscription Agreement.

“Ordinary Majority”	means the Ordinary Shareholder(s) holding at least 50% of the issued and outstanding Ordinary Shares.

“Ordinary Shares”	has the meaning set forth in the Share Subscription Agreement.

“Ordinary Shareholder”	means any direct or indirect holder of the issued and outstanding Ordinary Shares.

“Person”	has the meaning set forth in the Share Subscription Agreement.

“PFIC”	has the meaning set forth in the Share Subscription Agreement.

“PRC”	has the meaning set forth in the Share Subscription Agreement.

“PRC GAAP”	means generally accepted accounting principles in the PRC, as amended from time to time.

x

“Preferred Directors”	means, collectively, the Series A Directors, the Series B Directors, the Series C Director and the Series C-1 Director, and a “Preferred Director” refers to any of the Preferred Directors.

“Preferred Shareholders”	means, collectively, the Series C-2 Shareholders, the Series C-1 Shareholder, the Series C Shareholder, the Series B Shareholders and the Series A Shareholders, and a “Preferred Shareholder” refers to any of the Preferred Shareholders.

“Preferred Shares”	means, the preferred shares of par value of US$0.00001 each in the authorised share capital of the Company including without limitation, the Series C-2 Shares, the Series C-1 Shares, the Series C Shares, the Series B Shares and Series A Shares or any of the foregoing shares as the context may require.

“Previous Financing Documents”	means, collectively, Series C-1 SSA, Series C SSA and Prior Shareholders Agreement.

“Prior Shareholders Agreement”	means, the Second Amended and Restated Shareholders Agreement dated March 22, 2018 by and among the Company, the Series C-1 Shareholder, the Founder Parties, the Subsidiaries and other parties thereto.

“Proprietary Asset”	has the meaning set forth in the Share Subscription Agreement.

“Put Notice”	means (in the case of the Series C-2 Put Option) the Series C-2 Put Notice, (in the case of the Series C-1 Put Option) the Series C-1 Put Notice, or (in the case of the Series C Put Option) the Series C Put Notice.

“Put Option”	means (with respect to the Series C-2 Shareholders) the Series C-2 Put Option, (with respect to the Series C-1 Shareholder) the Series C-1 Put Option, or (with respect to the Series C Shareholder) the Series C Put Option.

“Put Option Price”	means (in the case of the Series C-2 Put Option) the Series C-2 Put Option Price, (in the case of the Series C-1 Put Option) the Series C-1 Put Option Price, or (in the case of the Series C Put Option) the Series C Put Option Price.

“QIPO”	has the meaning set forth in the Share Subscription Agreement.

“Restated Articles”	has the meaning set forth in the Share Subscription Agreement.

“RMB”	has the meaning set forth in the Share Subscription Agreement.

“SAIF”	means SAIF IV Consumer (BVI) Limited.

“Series A Majority”	means the Series A Shareholder(s) holding at least 50% of the issued and outstanding Series A Shares.

“Series A-1 Majority”	means the Series A Shareholder(s) holding at least 50% of the issued and outstanding Series A-1 Shares.

“Series A-2 Majority”	means the Series A Shareholder(s) holding at least 50% of the issued and outstanding Series A-2 Shares.

“Series A-3 Majority”	means the Series A Shareholder(s) holding at least 50% of the issued and outstanding Series A-3 Shares.

“Series A Shares”	has the meaning set forth in the Share Subscription Agreement.

“Series A-1 Shares”	has the meaning set forth in the Share Subscription Agreement.

“Series A-2 Shares”	has the meaning set forth in the Share Subscription Agreement.

“Series A-3 Shares”	has the meaning set forth in the Share Subscription Agreement.

“Series B Majority”	means the Series B Shareholder(s) holding at least 50% of the issued and outstanding Series B Shares.

“Series B Shares”	has the meaning set forth in the Share Subscription Agreement.

“Series B SSA”	means the Series B Preferred Share Purchase Agreement dated April 21, 2015 by and among the Warrantors (as applicable), SAIF IV Hong Kong (China Investments) Limited (currently substituted by SAIF IV Consumer (BVI) Limited), Youzhen Inc. and other parties thereto.

“Series C Majority”	means the Series C Shareholder(s) holding at least 50% of the issued and outstanding Series C Shares.

“Series C Put Option Price”	means, with respect to each Series C Share, the price per Series C Share that would yield a Total Internal Rate of Return of 15% to a Series C Shareholder on the purchase price paid by the Series C Shareholder for such Series C Share.

“Series C Redemption Price”	has the meaning set forth in the Restated Articles.

“Series C Shares”	has the meaning set forth in the Share Subscription Agreement.

“Series C Shares Issue Date”	means the date on which the Series C Shares are first issued by the Company pursuant to the Series C SSA.

“Series C SSA”	means the Series C Preferred Share Subscription Agreement dated July 26, 2017 by and among the Company, the Series C Shareholder, the Founder Parties and the Subsidiaries.

“Series C-1 Majority”	means the Series C-1 Shareholder(s) holding at least 50% of the issued and outstanding Series C-1 Shares.

“Series C-1 Put Option Price”	means, with respect to each Series C-1 Share, the price per Series C-1 Share that would yield a compounded annualized return of fifteen percent (15%) to a Series C-1 Shareholder on the purchase price paid by the Series C-1 Shareholder for such Series C-1 Share.

“Series C-1 Redemption Price”	has the meaning set forth in the Restated Articles.

“Series C-1 Shares”	has the meaning set forth in the Share Subscription Agreement.

“Series C-1 SSA”	means the Series C-1 Preferred Share Subscription Agreement dated March 16, 2018 by and among the Company, the Series C-1 Shareholder, the Founder Parties and the Subsidiaries.

“Series C-2 Majority”	means the Series C-2 Shareholder(s) holding at least 50% of the issued and outstanding Series C-2 Shares.

“Series C-2 Put Option Price”	means, with respect to each Series C-2 Share, the price per Series C-2 Share that would yield a compounded annualized return of fifteen percent (15%) to a Series C-2 Shareholder on the purchase price paid by the Series C-2 Shareholder for such Series C-2 Share.

“Series C-2 Redemption Price”	has the meaning set forth in the Restated Articles.

“Series C-2 Shares”	has the meaning set forth in the Share Subscription Agreement.

“Shareholders”	means the holders of the Shares.

“Shares”	means the Ordinary Shares and the Preferred Shares.

“Statute”	means the Companies Law (2016 Revision) of the Cayman Islands and every statutory modification or re-enactment thereof for the time being in force.

“Tax”	has the meaning set forth in the Share Subscription Agreement.

“Total Internal Rate of Return”	means, in respect of a Series C Share, the annual rate based on a 365-day period used to discount each cash flow in respect of such Series C Share (such cash flow to include subscription or purchase consideration, cash dividends and distributions received, and cash received from sale or redemption of shares) to the date of payment in full of the Series C Put Option Price such that the present value of the aggregate cash flow equals zero.

“Transaction Documents”	has the meaning set forth in the Share Subscription Agreement.

“U.S.”	means the United States of America.

“US$”	has the meaning set forth in the Share Subscription Agreement.

“US GAAP”	means generally accepted accounting principles of the U.S., as amended from time to time.

“Warrantors”	has the meaning set forth in the Share Subscription Agreement.

“Youzhen”	means Youzhen Inc.

In addition, the following terms shall have the meanings defined for such terms in the Sections or Exhibits set forth below:

“Agreement”	Preamble
“Appraiser”	Section 5.1 of Exhibit D
“Approved Sale Date”	Section 5.6
“Baoshan Public Rental”	Part VII of Exhibit A
“Beijing Qingke”	Part VII of Exhibit A
“Beijing Qingke Investment”	Part VII of Exhibit A
“Board”	Section 2.1(a)
“BVI Subsidiary”	Part VII of Exhibit A
“Chengdu Qingke”	Part VII of Exhibit A
“Company”	Preamble
“Confidential Information”	Section 9.10(a)
“Direct US Investor”	Section 7.3(c)
“Disclosing Party”	Section 9.10(d)

“Domestic Company”	Part VII of Exhibit A
“Drag-Along Notice”	Section 5.6
“FATCA Provisions”	Section 2.3(b)(ii)
“Founder”	Part VI of Exhibit A
“Founder Party” or “Founder Parties”	Preamble
“Government Official”	Section 7.4(a)
“Guangzhou Qingke”	Part VII of Exhibit A
“Guqing Property”	Part VII of Exhibit A
“Hangzhou Qingke”	Part VII of Exhibit A
“Hefei Qingke”	Part VII of Exhibit A
“HKIAC”	Section 9.2
“HK Subsidiary”	Part VII of Exhibit A
“Holding Company” or “Holding Companies”	Part VI of Exhibit A
“Indirect US Investor”	Section 7.3(c)
“Inspector” or “Inspectors”	Section 4.1(k) of Exhibit E
“Issuance Notice”	Section 1.2(a) of Exhibit D
“Issuance Shares”	Section 1.1 of Exhibit D
“Jiaxing Huicai”	Part VII of Exhibit A
“Jiaxing Public Rental”	Part VII of Exhibit A
“Jiaxing Qingke Talent Apartment”	Part VII of Exhibit A
“Lingqing Property”	Part VII of Exhibit A
“Money Laundering Laws”	Section 7.4(f)
“Minqing Property”	Part VII of Exhibit A
“Nanjing Qingke”	Part VII of Exhibit A
“Non-Disclosing Party” or “Non-Disclosing Parties”	Section 9.10(d)
“OFAC”	Section 7.4(e)(iii)
“Operation Company” or “Operation Companies”	Section 2.2(c)
“Over-Allotment Issuance Shares”	Section 1.2(c) of Exhibit D
“Over-Allotment Transfer Shares”	Section 1.2(c) of Exhibit D
“Party” or “Parties”	Preamble
“PFIC Shareholder”	Section 7.3(c)
“PO Shareholder”	Section 6.5
“Potential Purchaser”	Section 5.1
“Potential Subscriber”	Section 1.1 of Exhibit D
“Potential Transferee”	Section 2.1 of Exhibit D
“Prohibited Person”	Section 7.4(e)(iv)
“PR Holder”	Section 3.2(a)
“Preemptive Right”	Section 1.1 of Exhibit D
“Preferred Right of First Offer”	Section 3.1 of Exhibit D

“Preferred Right of First Refusal”	Section 2.1 of Exhibit D
“Preferred ROFR Holder”	Section 3.2(b)
“Purchasing PR Holder”	Section 1.2(c) of Exhibit D
“Purchasing ROFR Holder”	Section 2.2(c) of Exhibit D
“Qingke Chuangyi”	Part VII of Exhibit A
“Qingke Equipment Rental”	Part VII of Exhibit A
“Qingke Public Rental”	Part VII of Exhibit A
“Qingteng Investment”	Part VII of Exhibit A
“Records”	Section 4.1(k) of Exhibit E
“Relevant Person” or “Relevant Persons”	Section 7.4(a)
“Right of Co-Sale”	Section 4.1 of Exhibit D
“ROCS Holder”	Section 3.2(d)
“ROFO Acceptance Notice”	Section 3.2(c) of Exhibit D
“ROFO Acceptance Period”	Section 3.2(c) of Exhibit D
“ROFO Exercise Notice”	Section 3.2(b) of Exhibit D
“ROFO Exercise Period”	Section 3.2(b) of Exhibit D
“Sanction”	Section 7.4(e)(iii)
“Series A Director” or “Series A Directors”	Section 2.1(a)(vi)
“Series A Shareholder” or “Series A Shareholders”	Preamble
“Series B Approved Sale”	Section 5.4
“Series B Directors”	Section 2.1(a)(i)
“Series B Drag-Along Shareholders”	Section 5.4
“Series B Dragged Shareholder”	Section 5.4
“Series B Shareholder” or “Series B Shareholders”	Preamble
“Series C Approved Sale”	Section 5.3
“Series C Director”	Section 2.1(a)(ii)
“Series C Drag-Along Shareholder”	Section 5.3
“Series C Dragged Shareholders”	Section 5.3
“Series C Put Notice”	Section 6.3
“Series C Put Option”	Section 6.3
“Series C Shareholder”	Preamble
“Series C Transfer Notice”	Section 3.2(a) of Exhibit D
“Series C Transfer Shares”	Section 3.1 of Exhibit D
“Series C Transferor “	Section 3.1 of Exhibit D
“Series C-1 Approved Sale”	Section 5.2
“Series C-1 Director”	Section 2.1(a)(i)
“Series C-1 Drag-Along Shareholder”	Section 5.2
“Series C-1 Dragged Shareholders”	Section 5.2
“Series C-1 Put Notice”	Section 6.2

“Series C-1 Put Option”	Section 6.2
“Series C-1 Shareholder”	Preamble
“Series C-2 Approved Sale”	Section 5.1
“Series C-2 Drag-Along Shareholders”	Section 5.1
“Series C-2 Dragged Shareholders”	Section 5.1
“Series C-2 Put Notice”	Section 6.1
“Series C-2 Put Option”	Section 6.1
“Series C-2 Shareholders”	Preamble
“Shanghai Xiangsi”	Part VII of Exhibit A
“Share Subscription Agreement”	Recitals
“Subsidiary” or “Subsidiaries”	Preamble
“Subsidiary Board”	Section 2.1(c)
“Suzhou Qingke”	Part VII of Exhibit A
“Tag Shares”	Section 4.2(a) of Exhibit D
“Tangqing Property”	Part VII of Exhibit A
“Third Party Purchaser”	Section 3.2(d) of Exhibit D
“Tianjin Qingke”	Part VII of Exhibit A
“Transfer Shares”	Section 2.1 of Exhibit D
“Transfer Notice”	Section 2.2(a) of Exhibit D
“Transferor”	Section 2.1 of Exhibit D
“US Subsidiary”	Part VII of Exhibit A
“Violation”	Section 5.1(a) of Exhibit E
“WFOE”	Part VII of Exhibit A
“Wuhan Qingke”	Part VII of Exhibit A
“Xiamen Qingke”	Part VII of Exhibit A

***

EXHIBIT C

PROTECTIVE PROVISIONS

Part I. Acts of the Group Companies Requiring the Approval of the Preferred Shareholders

(A)	Acts of the Group Companies requiring the Series C-2 Majority’s, the Series C-1 Majority’s, the Series C Majority’s, the Series B Majority’s and the Series A Majority’s approvals

1.	any amendment or waiver of any provision of the Restated Articles or Constitutional Documents of any Group Company;

2.	any amendment or change of the rights, preferences, privileges or powers of, or the restrictions on any shareholder of any Group Company;

3.

any recapitalization or reclassification of any outstanding shares into shares having preference or priority as to dividends or assets distribution senior to or on a parity with the preference or priority of any of the Preferred Shares;

4.

any increase, reduction or cancellation of the authorized or issued share capital of any Group Company or issue, purchase or redeem any shares or grant any, convertible securities, options or warrants over any portion of the share capital of any Group Company, or any other act which may result in new issuance of Equity Securities of any Group Company, have any effect on the rights of the Preferred Shareholders, or have effect of any direct or indirect dilution of the shareholding of the Preferred Shareholders in the Company, except for (i) the repurchase of options upon the termination of any employee’s employment pursuant to the ESOP; (ii) the grant of options or warrants therefor issued to employees, officers or directors of the Group Companies pursuant to the ESOP; (iii) any issue of Adjustment Shares pursuant to the Series C SSA, the Series C-1 SSA and the Share Subscription Agreement; (iv) the issue of any Class A Ordinary Shares upon conversion of any Preferred Shares in accordance with the Restated Articles; or (v) the redemption of any Preferred Shares in accordance with the Restated Articles;

5.	any merger, amalgamation, consolidation or trade sale of any Group Company, other than an Approved Sale;

6.

any consent to any proceeding seeking liquidation, winding up, dissolution, reorganization, or arrangement of any Group Company under any Law relating to bankruptcy, insolvency or reorganization or relief of debtors except for those contemplated in the Transaction Documents; and

7.	any agreement, whether in writing or otherwise, to do or any action that may result in any of the foregoing.

(B)	Acts of the Group Companies requiring approval of holders of at least 85% of the Preferred Shares (on an as-converted basis)

1.	any disposition, dilution or Transfer of the direct or indirect interests of the Company in any other Group Company;

2.

any change in the authorized size of the board of directors, the board of supervisors and any committee of the board of directors of any Group Company, or any change in the manner of election and term of office of any director, supervisor or committee member thereof; and

3.	any agreement, whether in writing or otherwise, to do any action that may result in any of the foregoing.

Part II. Acts of the Group Companies Requiring Approval of the Preferred Directors

(A)	Acts of the Group Companies requiring the Series C-1 Director’s, the Series C Director’s, both Series B Directors’ and Two Series A Directors’ Approvals

1.

any change, cessation to conduct or cessation to carry on, the business of any Group Company substantially as it is currently conducted or, in the case of a Subsidiary, substantially as it is conducted at the time it became a Subsidiary of the Company, or any change of any Group Company’s name or brand unless the relevant transactions are otherwise specifically listed in the Business Plan which is approved in accordance with the Restated Articles;

2.

any initial public offering and any action related to an initial public offering (including any action in preparation for a public offering such as the appointment of (and any changes to) an investment bank or a financial advisor, the choice of stock exchange, the market capitalization of the Company and any other terms and conditions related thereto;

3.	any approval of or amendment to the approved treasury or accounting policies, principles, standards or any change in terms of the fiscal year of any Group Company;

4.	any appointment or change of the Auditor or other auditors of any Group Company;

5.

any declaration, set aside or payment of dividend or other distribution in any kind (including profits distribution) by any Group Company, or capitalization of the reserves of any Group Company and the adoption of, and any changes to, the dividend policy of any Group Company;

6.

any transaction between any Group Company and any Interested Party of a Group Company (for the avoidance of doubt, excluding any transactions between the Company and any other Group Companies wholly owned by the Company or between such other Group Companies or any transaction incurred in the ordinary course of such Group Company’s business which is consistent with its past practice);

7.

any sale, transfer, license, pledge, or otherwise disposal of any major business or major assets exceeding, individually or in aggregate, 10% of the Company’s total assets as at the end of the latest financial year or any control interests thereof, or, any transfer or license of major technology to any third party, in each case which is not necessary for the operation of the business of the Group Companies and may result in a material adverse effect on the interests of the Preferred Shareholders;

8.	any change, amendment, waiver to or termination of any Control Documents; and

9.	any agreement, whether in writing or otherwise, to do or any action that may result in any of the foregoing.

(B)	Acts of the Group Companies requiring the approval of six (6) Preferred Directors

1.

any approval of or amendment to the Business Plan, final settlement (年度决算), financial statements, medium and long term development plan and annual/quarterly investment plan, financing plan of any Group Company;

2.

other than the transactions as set forth in Part II.(A).7, any sale, transfer, license, pledge, or otherwise disposal of any major business, major assets exceeding, individually or in aggregate, 5% of the Company’s total assets as at the end of the latest financial year or any control interests thereof, and/or the goodwill or the Proprietary Asset (including without limitation, the exclusive licensing of any Proprietary Asset) of any Group Company unless the relevant transactions (including without limitation the respective counterparty, the subject, the consideration and other key information) are otherwise specifically listed in the Business Plan which is approved in accordance with the Restated Articles;

3.

any acquisition of any stock, share or other Equity Securities of any Person other than the Group Companies, or any development or establishment of brands other than those owned by the Group Companies as of the date hereof unless the relevant transactions (including without limitation the respective counterparty, the subject, the consideration and other key information) are otherwise specifically listed in the Business Plan which is approved in accordance with the Restated Articles;

4.	any purchase or lease of real property exceeding, individually or in aggregate, 5% of the Company’s total assets as at the end of the latest financial year;

5.

the establishment of any subsidiary, joint venture, partnership, branches or affiliates, or change of the current structure of the Group Companies unless otherwise contemplated in the Transaction Documents or the relevant acts are otherwise specifically listed in the Business Plan which is approved in accordance with the Restated Articles;

6.

any purchase of vehicles (except for any purchase in the ordinary course of business) or real estate for any Group Companies unless the relevant transactions (including without limitation the respective counterparty, the subject, the consideration and other key information) are otherwise specifically listed in the Business Plan which is approved in accordance with the Restated Articles;

7.

any borrowing by any Group Company from any third party or provision of guarantees or indemnities provided by any Group Company with a value exceeding US$5,000,000 (or equivalent amount of RMB), or lending to any third party or provision of guarantee for or indemnities to any third party unless the relevant borrowing, lending, guaranty or indemnity (including without limitation the respective counterparty and other key information) is otherwise specifically listed in the Business Plan which is approved in accordance with the Restated Articles;

8.	any material expenditure incurred outside the Business Plan of any Group Company which is approved in accordance with the Restated Articles;

9.

any total expenditure incurred in any quarter (including any expenditure for the purchase of any tangible or intangible assets or any investment to any Person not within the wholly-owned Group Companies) in excess of US$1,500,000 (or equivalent amount of RMB) unless the specific amount of expenditure is otherwise listed in the Business Plan which is approved in accordance with the Restated Articles;

10.

any investment by any Group Company in securities, future goods, financial derivatives or any other financial products, unless expressly illustrated in the Business Plan which is approved in accordance with the Restated Articles;

11.

any technology transfers or licenses to any third parties (other than any technology transfers or licenses necessary for the operation of the business of the Group Companies, any technology transfers or licenses to an Interested Party of a Group Company and any technology transfers or licenses as set forth in Part II.(A).7);

12.

the appointment and removal of the Key Employees and other key officers at or above comparable position to the Key Employees of any Group Company, and any approval of the remuneration and other employment terms of foregoing persons;

13.	any increase in compensation of the Key Employees and other key officers at or above comparable position to the Key Employees of any Group Company by more than 15% in any twelve-month period;

14.	any creation, adoption, execution or amendment of the ESOP or any other incentive plan of any Group Company, or any change of the number of Shares reserved under the ESOP or such other incentive plan;

15.

any action to create, allow to arise or issue any debenture constituting a pledge, lien, charge or security interest on the major assets of any Group Company, or any action to cause any Group Company to bear or undertake an unlimited Liability or Liability in excess of US$300,000 (or an equivalent amount thereof in another currency);

16.	any initiation or settlement of any material litigation, arbitration or other disputes of any Group Companies; and

17.	any agreement, whether in writing or otherwise, to do or any action that may result in any of the foregoing.

A series of related transactions shall be construed as a single transaction, and any amounts involved in the related transactions shall be aggregated, to determine whether a matter is subject to this Exhibit C.

EXHIBIT D

TERMS OF THE PREEMPTIVE RIGHTS, RIGHT OF FIRST REFUSAL

AND RIGHT OF CO-SALE

All reference in this Exhibit to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Exhibit, unless explicitly stated otherwise.

1.	PREEMPTIVE RIGHT

1.1

Preemptive Right. Subject to Section 2.2 of this Agreement and other than in a QIPO, each PR Holder shall have a right (the “Preemptive Right”) (but not an obligation) to purchase all or part of its pro rata share, based on its percentage of the issued and outstanding Ordinary Shares, calculated on an as-converted basis, of any New Shares (the “Issuance Shares”) that the Company may, from time to time after the Closing, propose to issue to any potential purchaser (the “Potential Subscriber”) as set forth in this Section 1.

1.2	Procedure.

(a)    Issuance Notice. If the Company proposes to issue any New Shares, it shall give each PR Holder a written notice (an “Issuance Notice”) of such intention, describing (i) type and number of the New Shares to be issued, (ii) identity of the Potential Subscriber, (iii) price and other material terms and conditions upon which the Company proposes to issue such Issuance Shares and (iv) a valuation report issued by an Appraiser in respect of any non-cash consideration pursuant to Section 5.1 (if applicable).

(b)    Exercise. Each PR Holder shall have fifteen (15) days after the receipt of the Issuance Notice to irrevocably elect to purchase all or a portion of its initial pro rata share of the Issuance Shares on the same price and terms and conditions as indicated on the Issuance Notice by notifying the Company in writing of the number of Issuance Shares to be purchased. For the purposes of the Preemptive Right, each PR Holder’s “initial pro rata share” shall be determined according to the aggregate number of all Shares held by such PR Holder on the date of the Issuance Notice in relation to the aggregate number of all Shares then issued and outstanding on such date (calculated on an as-converted basis).

(c)    Over-Allotment. If any PR Holder fails to elect to purchase all of its initial pro rata share of the Issuance Shares, then such unpurchased Issuance Shares (“Over-Allotment Issuance Shares”) shall be made available to each PR Holder who has elected to purchase all of its initial pro rata share of the Issuance Shares for over-allotment (the “Purchasing PR Holder”). The Company shall deliver an over-allotment notice to each Purchasing PR Holder to inform them of the aggregate number of Over-Allotment Issuance Shares that are available for over-allotment. Each Purchasing PR Holder shall have five (5) days after the receipt of such over-allotment notice to irrevocably elect to purchase all or a portion of the Over-Allotment Issuance Shares on the same price and terms and conditions as indicated on the Issuance Notice by notifying the Company in writing of the number of Over-Allotment Issuance Shares to be purchased. If the aggregate number of the Over-Allotment Issuance Shares elected to be purchased by all Purchasing PR Holders in response to such over-allotment notice exceeds the aggregate number of the Over-Allotment Issuance Shares that are available for over-allotment, then the Over-Allotment Issuance Shares shall be allocated among Purchasing PR Holders by allocating to each Purchasing PR Holder the lesser of (A) the difference between the number of Over-Allotment Issuance Shares it elects to purchase and the aggregate number of Over-Allotment Issuance Shares that has already been allocated to it, and (B) its over-allotment pro rata share of the Over-Allotment Issuance Shares that has not yet been allocated, which allocation step shall be repeated until all Over-Allotment Issuance Shares are allocated among the Purchasing PR Holders. Each Purchasing PR Holder who has been allocated all the Over-Allotment Issuance Shares that it has elected to purchase shall cease to participate in any subsequent allocation step. For the purposes of determining the allocation of Over-Allotment Issuance Shares that a Purchasing PR Holder will receive in each allocation step, such Purchasing PR Holder’s “over-allotment pro rata share” shall be determined according to the aggregate number of all Shares held by such Purchasing PR Holder on the date of the Issuance Notice in relation to the aggregate number of all Shares held by all Purchasing PR Holders who participate in such allocation step on such date (calculated on an as-converted basis).

(d)    Closing. If any PR Holder elects to purchase Issuance Shares, then payment for the Issuance Shares to be purchased shall be made by wire transfer in immediately available funds of the appropriate currency, against delivery of such Issuance Shares to be purchased, at a place and time agreed to by the Company and the PR Holder that have elected to purchase a majority of the Issuance Shares; provided that the scheduled time for closing shall not be later than thirty (30) days, and not earlier than ten (10) Business Days, following the expiration of the last period during which any PR Holder may elect to purchase any Issuance Share (including Over-Allotment Issuance Share).

1.3

Permitted Issuance to Potential Subscriber. For a period of sixty (60) days following the expiration of the last period during which any PR Holder may elect to purchase any Issuance Share (including Over-Allotment Issuance Share), the Company may issue any Issuance Shares with respect to which the PR Holder’ Preemptive Rights were not exercised, to the Potential Subscriber identified in the Issuance Notice and at a price and upon terms not more favorable than those specified in the Issuance Notice. In the event the Company has not issued such Issuance Shares (including Over-Allotment Issuance Shares) within such sixty (60) day period, the Company shall not thereafter issue any New Shares, without first again complying with the terms of this Section 1.

1.4

Adherence to this Agreement. The Company shall cause each Potential Subscriber to execute and deliver a deed of adherence substantially in form set forth in Exhibit F prior to the issue of any Issuance Share (including an Over-Allotment Issuance Share) to such Potential Subscriber.

2.	PREFERRED RIGHT OF FIRST REFUSAL

2.1

Preferred Right of First Refusal. Each Preferred ROFR Holder shall have a right of first refusal (the “Preferred Right of First Refusal”) (but not an obligation) to purchase certain portion of the Shares owned by any Founder Party or Ordinary Shares owned by any Ordinary Shareholder (the “Transfer Shares”) that the Founder Party or such Ordinary Shareholder (a “Transferor”) may propose to transfer, directly or indirectly, in whole or in part, to any bona fide potential transferee (the “Potential Transferee”) as set forth in this Section 2.

2.2	Procedure.

(a)    Transfer Notice. If any Transferor proposes to transfer any Transfer Shares to any Potential Transferee, then the Transferor shall give the Company and each Preferred ROFR Holder a written notice (the “Transfer Notice”) of such intention, describing (i) type and number of the Transfer Shares to be transferred, (ii) identity of the Potential Transferee, (iii) price and other material terms and conditions upon which the Transferor proposes to transfer such Transfer Shares, and (iv) a valuation report issued by an Appraiser in respect of any non-cash consideration pursuant to Section 5.1 (if applicable). The Transfer Notice shall certify that the Transferor has received a definitive offer from the Potential Transferee on the terms set forth in the Transfer Notice.

(b)    Exercise. Each Preferred ROFR Holder shall have fifteen (15) days after the receipt of the Transfer Notice to irrevocably elect to purchase all or portion of its initial pro rata share of the Transfer Shares at the same price terms and conditions and subject to the same material terms and conditions as described in the Transfer Notice by notifying the Transferor and the Company in writing of the number of Transfer Shares to be purchased. For the purposes of the Preferred Right of First Refusal, each Preferred ROFR Holder’s “initial pro rata share” shall be determined according to the aggregate number of all Shares held by such Preferred ROFR Holder on the date of the Transfer Notice in relation to the aggregate number of all Shares held by all Preferred ROFR Holders on such date (calculated on an as-converted basis).

(c)    Over-Allotment. If any Preferred ROFR Holder fails to elect to purchase all of its initial pro rata share of the Transfer Shares, then such unpurchased Transfer Shares (the “Over-Allotment Transfer Shares”) shall be made available to each Preferred ROFR Holder who has elected to purchase all of its initial pro rata share of the Transfer Shares for over-allotment (the “Purchasing ROFR Holder”). Upon the earlier of (i) the expiration of the 15-day exercise period as provided under Section 2.2(b) above, or (ii) the time when the Transferor has received the written notice of each Preferred ROFR Holder in respect of its exercise of the Preferred Right of First Refusal, the Transferor shall deliver an over-allotment notice to the Company and each Purchasing ROFR Holder to inform them of the aggregate number of Over-Allotment Transfer Shares that are available for over-allotment. Each Purchasing ROFR Holder shall have five (5) days after the receipt of such over-allotment notice to irrevocably elect to purchase all or a portion of the Over-Allotment Transfer Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice by notifying the Transferor and the Company in writing of the number of Over-Allotment Transfer Shares to be purchased. If the aggregate number of the Over-Allotment Transfer Shares elected to be purchased by all Purchasing ROFR Holders in response to such over-allotment notice exceeds the aggregate number of the Over-Allotment Transfer Shares that are available for over-allotment, then the number of the Over-Allotment Transfer Shares shall be allocated among Purchasing ROFR Holders by allocating to each Purchasing ROFR Holder the lesser of (A) the number of Over-Allotment Transfer Shares it elects to purchase, and (B) its over-allotment pro rata share of the Over-Allotment Transfer Shares that has not yet been allocated, which allocation step shall be repeated until all Over-Allotment Transfer Shares are allocated among the Purchasing ROFR Holders. Each Purchasing ROFR Holder who has been allocated all the Over-Allotment Transfer Shares that it has elected to purchase shall cease to participate in any subsequent allocation step. For the purposes of determining the allocation of Over-Allotment Transfer Shares that a Purchasing ROFR Holder will receive in each allocation step, such Purchasing ROFR Holder’s “over-allotment pro rata share” shall be determined according to the aggregate number of all Shares held by such Purchasing ROFR Holder on the date of the Transfer Notice in relation to the aggregate number of all Shares held by all Purchasing ROFR Holders who participate in such allocation step on such date (calculated on an as-converted basis).

(d)    Closing. If any Preferred ROFR Holder elects to purchase the Transfer Shares, then the payment for the Transfer Shares to be purchased shall be made by wire transfer in immediately available funds of the appropriate currency, against delivery of such Transfer Shares to be purchased, at a place and time agreed by the Transferor and the Purchasing ROFR Holder that have elected to purchase a majority of the Transfer Shares, provided that the scheduled time for closing shall not be later than thirty (30) days, and not earlier than ten (10) Business Days, following the expiration of the last period during which any Preferred ROFR Holder may elect to purchase any Transfer Share (including Over-Allotment Transfer Share).

2.3

Permitted Transfer to the Potential Transferee.    For a period of sixty (60) days following the expiration of the last period during which any Preferred ROFR Holder may elect to purchase any Transfer Share (including Over-Allotment Transfer Share), subject to the ROCS Holders’ Right of Co-Sale under Section 4, the Transferor may sell any remaining Transfer Shares with respect to which the Preferred ROFR Holders’ Preferred Right of First Refusal was not exercised, to the Potential Transferee identified in the Transfer Notice and at a price and upon terms not more favorable than these specified in the Transfer Notice. In the event that the Transferor has not sold such Transfer Shares within such sixty (60) day period, the Transferor shall not thereafter sell any Shares, without first again complying with Sections 2 and 4 of this Exhibit D.

3.	PREFERRED RIGHT OF FIRST OFFER

3.1    Preferred Right of First Offer. The Founder shall have a right of first offer (the “Preferred Right of First Offer”) (but not an obligation) to purchase the Shares owned by any Series C Shareholder (the “Series C Transfer Shares”) that a Series C Shareholder (a “Series C Transferor”) may propose to transfer, directly or indirectly, in whole or in part, to a third party as set forth in this Section 3, provided that the Preferred Right of First Offer shall not apply to any Shares proposed to be transferred by a Series C Transferor to management of the Company pursuant to Section 4 of the Series C SSA or to any of its Affiliates.

3.2    Procedure.

(a)    Transfer Notice. If a Series C Transferor proposes to transfer any Series C Transfer Shares to a third party, then the Series C Transferor shall give the Company and the Founder a written notice (the “Series C Transfer Notice”) of such intention, describing (i) the name of the Series C Transferor, and (ii) the number of Series C Transfer Shares to be transferred.

(b)    Exercise. The Founder shall have fifteen (15) days after the receipt of the Transfer Notice (the “ROFO Exercise Period”) to exercise its right to, by delivering a written notice (the “ROFO Exercise Notice”) to the Series C Transferor, irrevocably elect to purchase, or nominate another Founder Party to purchase, all, but not less than all, of the Series C Transfer Shares. The ROFO Exercise Notice shall set forth the purchase price and the other terms and conditions upon which the Founder is prepared to purchase all of the Series C Transfer Shares. The failure of the Founder to give a ROFO Exercise Notice within the ROFO Exercise Period shall be deemed to be a waiver of the Founder’s Preferred Right of First Offer.

(c)    Acceptance Notice. The Series C Transferor shall have thirty (30) days after receipt of the ROFO Exercise Notice (the “ROFO Acceptance Period”) to accept the offer in the ROFO Exercise Notice by delivering a written notice (the “ROFO Acceptance Notice”) to the Founder. A ROFO Acceptance Notice shall be irrevocable and shall constitute a binding agreement by the Series C Transferor to sell the Series C Transfer Shares in full to the Founder or another Founder Party nominated by the Founder in accordance with the terms and conditions in the ROFO Exercise Notice. The failure of the Series C Transferor to give an ROFO Acceptance Notice within the ROFO Acceptance Period shall be deemed to be non-acceptance of the offer in the ROFO Exercise Notice.

(d)    Sale to a Third Party Purchaser. If the Series C Transferor does not accept, or is deemed not to accept, the offer in the ROFO Exercise Notice or the Founder does not deliver a ROFO Exercise Notice within the ROFO Exercise Period, the Series C Transferor may sell all of the Series C Transfer Shares to any person other than a Competitor (the “Third Party Purchaser”) provided that (1) such sale is bona fide, (2) if a ROFO Exercise Notice is delivered, the price for the sale to the Third Party Purchaser is at a price not less than the price set forth in the ROFO Exercise Notice and the sale is otherwise on terms and conditions no less favorable to the Series C Transferor than those set forth in the ROFO Exercise Notice.

(e)    Closing. Any purchase of the Series C Transfer Shares by the Founder or another Founder Party nominated by the Founder pursuant to the delivery of the ROFO Acceptance Notice to the Founder, shall be completed not later than thirty (30) days, and not earlier than ten (10) Business Days, following the date of the ROFO Acceptance Notice and the Founder shall pay, or procure another Founder Party nominated by the Founder, the Purchase Price for the Series C Transfer Shares to the Series C Transferor by wire transfer in immediately available funds against receipt of such payment in full, the Series C Transferor shall deliver to the Founder or another Founder Party nominated by the Founder a duly executed instrument of transfer and share certificate in the name of the Series C Transferor with respect to the Series C Transfer Shares.

4.	RIGHT OF CO-SALE

4.1

Right of Co-Sale. Each ROCS Holder that has not exercised its Preferred Right of First Refusal shall have the right (but not an obligation) to participate in the Transferor’s sale of Transfer Shares as set forth in this Section 4 (the “Right of Co-Sale”).

4.2	Procedure.

(a)    Exercise. If a ROCS Holder does not elect to purchase any Transfer Shares pursuant to the Preferred Right of First Refusal, such ROCS Holder shall have fifteen (15) days after the receipt of the Transfer Notice to irrevocably elect to exercise its Right of Co-Sale related to the sale of the Transfer Shares (the “Tag Shares”) at the same price and subject to the same material terms and conditions as described in the Transfer Notice by notifying the Transferor and the Company in writing of the number of Shares intended to be sold by such ROCS Holder. This Right of Co-Sale shall not apply to any sale of Transfer Shares among the Founder Parties or among or to management or employees of the Group Companies.

If the aggregate number of Shares(on an as-converted basis) that the ROCS Holders desire to sell (as evidenced by written notice delivered to the Transferor and the Company) exceeds the number of Tag Shares, each ROCS Holder exercising the Right of Co-Sale will be entitled to sell up to its pro rata share of the Tag Shares.

For the purposes of the Right of Co-Sale, each ROCS Holder’s “pro rata share” shall be determined according to the aggregate number of all Shares held by such ROCS Holder on the date of the Transfer Notice in relation to the aggregate number of all Shares held by all ROCS Holders exercising the Right of Co-Sale and the Transferor on such date (calculated on an as-converted basis).

(b)    Reduction of Shares Sold by the Transferor. To the extent that any ROCS Holder exercises its Right of Co-Sale, the number of Transfer Shares that the Transferor may sell to the Purchasing ROFR Holder(s) (if any) and the Potential Transferee shall be correspondingly reduced by the aggregate number of the Tag Shares elected to be sold by the ROCS Holder(s).

(c)    Closing. The sale of the Tag Shares to the Purchasing ROFR Holder(s) (if any) and the Potential Transferee by the participating ROCS Holders shall be consummated simultaneously with the sale by the Transferor. To the extent that any Purchasing ROFR Holder or any Potential Transferee refuses to purchase any Tag Shares from a ROCS Holder, the Transferor shall not sell to such Purchasing ROFR Holder or Potential Transferee any Shares unless and until, simultaneously with such sale, the Transferor shall purchase from such participating ROCS Holders such Tag Shares that such participating ROCS Holders would otherwise be entitled to sell to the Potential Transferee pursuant to its Right of Co-Sale.

(d)    Breach of Co-Sale. If a Transferor breaches any provision of this Section 4.2 as against a ROCS Holder, the ROCS Holder shall have the right to require the Transferor, and the Transferor shall be obliged, to purchase such Tag Shares that such participating ROCS Holder would otherwise be entitled to sell to the Purchasing ROFR Holder and/or the Potential Transferee pursuant to its Right of Co-Sale at the same price and subject to the same material terms and conditions as described in the Transfer Notice within fifteen (15) days after the delivery of written notice by the ROCS Holder to the Transferor.

4.3

Permitted Transfer to the Potential Transferee. For a period of sixty (60) days following the expiration of the last period during which any Preferred ROFR Holder may elect to purchase any Transfer Share (including Over-Allotment Transfer Share), subject to the ROCS Holders’ Right of Co-Sale under this Section 4, the Transferor may sell any remaining Transfer Shares with respect to which the Preferred ROFR Holders’ Preferred Right of First Refusal was not exercised, to the Potential Transferee identified in the Transfer Notice and at a price and upon terms not more favorable than those specified in the Transfer Notice. In the event that the Transferor has not sold such Transfer Shares within such sixty (60) day period, the Transferor shall not thereafter sell any Shares, without first again complying with Sections 2 and 4 of this Exhibit D.

5.	GENERAL

5.1

Valuation of Non-Cash Consideration. If any consideration offered pursuant to this Exhibit D will be payable in property other than cash, then the value of such property shall be determined by an internationally reputable appraiser (the “Appraiser”) jointly selected by, (i) in the case of the Preemptive Right, the Company and the Preferred Directors, or (ii) in the case of the Preferred Right of First Refusal, the Transferor, provided that the Appraiser shall not be an appraiser which has provided services to the Company or the Transferor (as applicable) for three (3) years before such appointment. Any valuation by the Appraiser shall be completed prior to an Issuance Notice (in the case of the Preemptive Right) or the Transfer Notice (in the case of the Preferred Right of First Refusal). All costs of the Appraiser shall be borne by (i) in the case of the Preemptive Right, the Company, or (ii) in the case of the Preferred Right of First Refusal, the Transferor.

5.2

Apportion. Each PR Holder may apportion Issuance Shares that it is entitled to purchase pursuant to its Preemptive Right among its Affiliates; provided that such PR Holder notifies the Company in writing. Each Preferred ROFR Holder may apportion Transfer Shares that it is entitled to purchase pursuant to its Preferred Right of First Refusal among its Affiliates; provided that such Preferred ROFR Holder notifies the Transferor and the Company in writing, and the Preferred ROFR Holder shall cause such Affiliate to execute and deliver a deed of adherence substantially in the form set forth in Exhibit F prior to the issue of any Issuance Share or the Transfer of any Transfer Share to such Affiliate.

5.3

Effect on Subsequent Transaction. The exercise, non-exercise or waiver of any Preemptive Right, Preferred Right of First Refusal, Preferred Right of First Offer or Right of Co-Sale in respect of a particular issuance or transfer of Shares shall not adversely affect such right in respect of any subsequent issuance or transfer of Shares.

5.4	Calculation of Shares. The number of Shares shall be calculated on an as converted to Ordinary Shares basis.

EXHIBIT E

TERMS OF THE REGISTRATION RIGHTS

All reference in this Exhibit to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Exhibit, unless explicitly stated otherwise.

1.	DEFINITIONS.

The following terms used in this Exhibit E shall have the meanings ascribed to them as follows:

1.1

“Commission” means (i) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the offering and sale of securities in that jurisdiction.

1.2	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

1.3	“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

1.4	“Form S-3” means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

1.5	“Holders” means the holders of Registrable Securities who are parties to this Agreement from time to time, and their transferees that become parties to this Agreement from time to time.

1.6	“Initiating Holders” means, with respect to a request duly made under Section 2.1 or 2.2 to Register any Registrable Securities, the Holders initiating such request.

1.7

“IPO” means the first firm underwritten registered public offering by the Company of its Ordinary Shares pursuant to a Registration Statement that is filed with and declared effective by either the Commission under the Securities Act or another governmental authority for a public offering in a jurisdiction other than the United States.

1.8

“Registrable Securities” means (i) the Ordinary Shares issued or issuable upon conversion of the Preferred Shares, (ii) any Ordinary Shares owned or hereafter acquired by any Preferred Shareholder, and (iii) any Ordinary Shares of the Company issued as a dividend or other distribution with respect to, in exchange for, or in replacement of, the shares referenced in (i) and (ii) herein.

1.9

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

1.10

“Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1, or S-3 under the Securities Act (including, without limitation, Rule 415 under the Securities Act), or on any comparable form in connection with registration in a jurisdiction other than the United States.

1.11	“Securities Act” means the United States Securities Act of 1933, as amended.

1.12	“Violation” has the meaning set forth in Section 5.1(a) hereof.

1.13	Except where the context requires otherwise, capitalized terms used herein without definition shall have the meanings set forth in the Exhibit B of this Agreement.

2.	DEMAND REGISTRATION.

2.1

Registration other than on Form F-3 or Form S-3. Subject to the terms of this Agreement, at any time after the earlier of (i) the fourth (4th) anniversary of the Closing Date or (ii) six (6) months following the closing of the Company’s IPO, Holder(s) holding at least 10% or more of the issued and outstanding Registrable Securities (on an as-converted basis) may request in writing that the Company effect a Registration of Registrable Securities on any internationally recognized exchange that is reasonably acceptable to such requesting Holder(s). Upon receipt of such a request, the Company shall (x) within ten (10) Business Days of the receipt of such written request give written notice of the proposed Registration to all other Holders and (y) as soon as practicable, use its best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within twenty (20) days after receipt of the such written request, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Initiating Holders may request. The Company shall be obligated to effect no more than three (3) Registrations pursuant to Section 2.1 hereof that have been declared and ordered effective; provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 2.1 hereof is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to Section 2.1 hereof.

2.2

Registration on Form F-3 or Form S-3. Subject to the terms of this Agreement, if the Company qualifies for registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), any Holder may request the Company to file, in any jurisdiction in which the Company has had a registered underwritten public offering, a Registration Statement on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), including without limitation any registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or a delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission. Upon receipt of such a request, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, use its best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within twenty (20) days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdiction within sixty (60) days of the receipt of such request. The Holders shall be entitled to an unlimited number of Registrations pursuant to this Section 2.2.

2.3	Right of Deferral.

(a)    The Company shall not be obligated to Register or qualify Registrable Securities pursuant to Section 2 of this Exhibit:

(i)

if, within ten (10) days of the receipt of any request of the Holders to Register any Registrable Securities under Section 2.1 and Section 2.2 hereof, the Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement of Ordinary Shares within sixty (60) days of receipt of that request; provided, that the Company is actively employing in good faith its best efforts to cause that Registration Statement to become effective within sixty (60) days of receipt of that request; provided, further, that the Holders are entitled to join such Registration subject to Section 3 hereof (other than a registration of securities in a transaction under Rule 145 of the Securities Act or, following the closing of the Company’s IPO, with respect to an employee benefit plan); or

(ii)

during the period starting with the date of filing by the Company of and ending one-hundred and eighty (180) days in the case of the Company’s IPO and sixty (60) days in the case of any other offering of Ordinary Shares, in each case following the effective date of any Registration Statement pertaining to Ordinary Shares of the Company; provided, that the Holders are entitled to join such Registration subject to Section 3 hereof (other than a registration of securities in a transaction under Rule 145 of the Securities Act or with respect to an employee benefit plan).

(b)    If, after receiving a request from Holders pursuant to Section 2.1 or 2.2 hereof, the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company or its members for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental, provided, that that the Company may not utilize this right and/or the deferral right contained in this clause (ii) for more than ninety (90) days on any one occasion or for more than once during any twelve (12) month period; provided, further, that the Company may not Register any other of its securities during such period (except for Registrations contemplated by clause (b) of Section 3.4 of this Exhibit).

2.4

Underwritten Offerings. If, in connection with a request to Register Registrable Securities under Section 2.1 or 2.2 hereof, the Initiating Holders seek to distribute such Registrable Securities in an underwritten offering, they shall so advise the Company as part of the request, and the Company shall include such information in the written notice to the other Holders described in Sections 2.1 and 2.2 hereof. In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering (unless the Holders of a majority of the voting power of all Registrable Securities proposed to be included in such Registration elect to distribute such Registrable Securities through a different distribution method, or otherwise mutually agreed by a majority-in-interest of the Initiating Holders and such Holder, taken together) to the extent provided herein. All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwritten offering by the Holders of a majority of the voting power of all Registrable Securities proposed to be included in such Registration and reasonably acceptable to the Company. Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including without limitation the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten in a Registration pursuant to Section 2.1 or 2.2 hereof, the underwriters may (i) in the event the offering is the Company’s IPO, exclude from the underwritten offering all of the Registrable Securities (so long as the only securities included in such offering are those sold for the account of the Company), or (ii) otherwise exclude up to 75% of the Registrable Securities requested to be Registered but only after first excluding all other Equity Securities from the Registration and underwritten offering and so long as the number of Registrable Securities to be included in the Registration is allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

3.	PIGGYBACK REGISTRATIONS.

3.1

Registration of the Company’s Securities. Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its Equity Securities, or for the account of any holder (other than a Holder) of Equity Securities any of such holder’s Equity Securities, in connection with the IPO of such securities (except as set forth in Section 3.4 hereof); the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within fifteen (15) days after delivery of such notice, the Company shall use its best efforts to include in such Registration any Registrable Securities thereby requested to be Registered by such Holder. Without limiting the foregoing, the Holders shall be entitled to an unlimited number of Registrations pursuant to this Section 3.1. If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein. The Company shall not grant to any other Shareholders any similar rights in this Section 3.1 superior to those of the Preferred Shareholders, except with the consent of Preferred Shareholders.

3.2

Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 3.1 hereof prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 4.3 hereof.

3.3	Underwriting Requirements.

(i)

In connection with any offering involving an underwriting of the Company’s Equity Securities, the Company shall not be required to Register the Registrable Securities of a Holder under Section 3 hereof unless such Holder’s Registrable Securities are included in the underwritten offering and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Company and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters. In the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to Section 3 hereof in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten, the underwriters may exclude shares from the Registration and the underwriting, and the number of shares that may be included in the Registration and the underwriting shall be allocated, first, to the Company, second, to each of the Holders requesting inclusion of their Registrable Securities in such Registration Statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder, and third, to holders of other Equity Securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the Registration and underwriting as described above shall be restricted so that all shares that are not Registrable Securities and are held by any other Person, including, without limitation, any Person who is an employee, officer or director of the Company (or any subsidiary of the Company) shall first be excluded from such Registration and underwriting before any Registrable Securities are so excluded; provided, further, that, other than in the case of the Company’s IPO, the Registrable Securities requested by the Holders to be included in such underwriting and Registration shall not be cut back to less than twenty-five percent (25%) of the Equity Securities of the Company included in such underwriting and Registration. In any event, no Shareholder shall be granted Registration pursuant to Section 3.1 hereof which would reduce the number of Shares to be included by the Holders except with the consent of the Preferred Shareholders.

(ii)

If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the Registration. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any Registration proceeding begun pursuant to Section 2.1 or 2.2 hereof if the Registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless such withdrawal is due to an action or inaction of the Company or an event outside of the reasonable Control of such Holders.

3.4

Exempt Transactions. The Company shall have no obligation to Register any Registrable Securities under Section 3 hereof in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a company share plan, or (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the Laws of another jurisdiction, as applicable).

4.	REGISTRATION PROCEDURES.

4.1

Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as reasonably possible:

(a)    Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding a majority of the Registrable Securities Registered thereunder, keep the Registration Statement effective for up to one hundred twenty (120) days or, if earlier, until the distribution thereunder has been completed; provided, however, that (a) such one hundred twenty (120) day period shall be extended for a period of time equal to the period any Holder refrains from selling any Registrable Securities included in such Registration at the written request of the underwriter(s) for such Registration, and (b) in the case of any Registration of Registrable Securities on Form F-3 or Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable rules promulgated by the Securities and Exchange Commission, such one hundred twenty (120) day period shall be extended, if necessary, to keep the Registration Statement or such comparable form, as the case may be, effective until all such Registrable Securities are sold;

(b)    Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of applicable securities Laws with respect to the disposition of all securities covered by the Registration Statement;

(c)    Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by applicable securities Laws, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)    Use its best efforts to Register and qualify the securities covered by the Registration Statement under the securities Laws of any jurisdiction, as reasonably requested by the Holders, provided, that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions;

(e)    In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter(s) of the offering and take such other actions as are prudent and reasonably required in order to facilitate the disposition of such Registrable Securities, including causing its officers to participate in “road shows” and other information meetings organized by underwriters;

(f)    Promptly notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under applicable securities Laws of (a) the issuance of any stop order by the Commission, or (b) the happening of any event or the existence of any condition as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus to comply with Law, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with Law;

(g)    Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (i) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (ii) a comfort letter dated the date of the sale, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(h)    Otherwise comply with all applicable rules and regulations of the Commission to the extent applicable to the applicable registration statement and use its best efforts to make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of a twelve (12) month period (or ninety (90) days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of such registration statement, which statement shall cover such twelve (12) month period, subject to any proper and necessary extensions;

(i)    Not, without the prior consent of the Holders of at least a majority of voting power of the then outstanding Registrable Securities, make any offer relating to the securities that would constitute a “free writing prospectus”, as defined in Rule 405 promulgated under the Securities Act;

(j)    Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration;

(k)    make available at reasonable times for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holders’ legal counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an “Inspector” and collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (i) the disclosure of such Records is necessary, in the Company’s judgment, to avoid or correct a misstatement or omission in the Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (iii) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(l)    in the event of an underwritten public offering, obtain a “cold comfort” letters dated the effective date of the Registration Statement and the date of the closing under the underwriting agreement from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing underwriter reasonably requests;

(m)    furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the Registration Statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters, if any, and such seller may reasonably request and are customarily included in such opinions;

(n)    cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; and

(o)    Take all reasonable actions necessary to list the Registrable Securities on the primary exchange on which the Company’s securities are then traded or, in connection with an IPO, the primary exchange on which the Company’s securities will be traded.

4.2

Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

4.3

Expenses of Registration. All expenses, other than the underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement (which shall be borne by the Holders requesting Registration on a pro rata basis in proportion to their respective numbers of Registrable Securities sold in such Registration), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, filing and qualification fees, printers’ and accounting fees, fees charged by any share registration and/or depository agent, fees and disbursements of counsel for the Company and reasonable fees and disbursement of one counsel for all selling Holders, shall be borne by the Company. The Company shall not, however, be required to pay for any expenses of any Registration proceeding begun pursuant to this Agreement if the Registration request is subsequently withdrawn at the request of a majority-in-interest of the Holders requesting such Registration (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be thereby Registered in the withdrawn Registration).

5.	REGISTRATION-RELATED INDEMNIFICATION.

5.1	Company Indemnity.

(a)    To the maximum extent permitted by Law, the Company shall indemnify and hold harmless each Holder, such Holder’s partners, officers, directors, shareholders and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who Controls (as defined in the Securities Act) such Holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under Laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (a) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (b) the omission or alleged omission to state in the Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by the Company of applicable securities Laws, or any rule or regulation promulgated under applicable securities Laws. The Company will reimburse each such Holder, underwriter or Controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

(b)    The indemnity agreement contained in Section 5.1 hereof shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises solely out of or is solely based upon a Violation that occurs in reliance upon and in conformity with written information furnished in a certificate expressly for use in connection with such Registration by any such Holder, such Holder’s partners, officers, directors, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who Controls (as defined in the Securities Act) such Holder or underwriter. Further, the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or other aforementioned Person, or any Person controlling such Holder, from whom the Person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the most current prospectus was not sent or given by or on behalf of such Holder or other aforementioned Person to such Person, if required by Law to have been so delivered, at or prior to the written confirmation of the sale of the shares to such Person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

5.2	Holder Indemnity.

(a)    To the maximum extent permitted by Law, each selling Holder that has included Registrable Securities in a Registration will, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, legal counsel and accountants, any underwriter, any other Holder selling securities in connection with such Registration and each Person, if any, who controls (within the meaning of the Securities Act) the Company, such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under applicable securities Laws, or any rule or regulation promulgated under applicable securities Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder in a certificate expressly for use in connection with such Registration; and each such Holder will reimburse any Person intended to be indemnified pursuant to Section 5.2 hereof, for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action. No Holder’s liability under Section 5.2 hereof shall exceed the net proceeds (less underwriting discounts and selling commissions) received by such Holder from the offering of securities made in connection with that Registration.

(b)    The indemnity contained in Section 5.2 hereof shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).

5.3

Notice of Indemnification Claim. Promptly after receipt by an indemnified party under Section 5.1 or 5.2 hereof of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under Section 5.1 or 5.2 hereof, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties. An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver a written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under Section 5 hereof, but the omission to deliver a written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5 of this Exhibit.

5.4

Contribution. If any indemnification provided for in Section 5.1 or 5.2 hereof is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No Holder’s liability under Section 5.4 hereof, when combined with such Holder’s liability under Section 5.2 hereof, shall exceed the net proceeds (less underwriting discounts and selling commissions) received by such Holder from the offering of securities made in connection with that Registration.

5.5

Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

5.6	Survival. The obligations of the Company and Holders under Section 5 hereof shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement.

6.	ADDITIONAL REGISTRATION-RELATED UNDERTAKINGS.

6.1

Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any applicable securities Laws that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:

(a)    make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under applicable securities Laws in any jurisdiction where the Company’s securities are listed), at all times following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)    file with the Commission in a timely manner all reports and other documents required of the Company under all applicable securities Laws; and

(c)    at any time following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public by the Company, promptly furnish to any Holder holding Registrable Securities, upon request (i) a written statement by the Company that it has complied with the reporting requirements of all applicable securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under applicable securities Laws of any jurisdiction where the Company’s securities are listed), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as filed by the Company with the Commission, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3 (or any form comparable thereto under applicable securities Laws of any jurisdiction where the Company’s Securities are listed).

6.2

Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders of at least a majority of the then outstanding Registrable Securities held by all Holders, enter into any agreement with any holder or prospective holder of any Equity Securities of the Company that would allow such holder or prospective holder (a) to include such Equity Securities in any Registration filed under Section 2 or 3 hereof, unless under the terms of such agreement such holder or prospective holder may include such Equity Securities in any such Registration only to the extent that the inclusion of such Equity Securities will not reduce the amount of the Registrable Securities of the Holders that are included, (b) to demand Registration of their Equity Securities, or (c) to cause the Company to include such Equity Securities in any Registration filed under Section 2 or 3 hereof on a basis pari passu with or more favorable to such holder or prospective holder than is provided to the Holders of Registrable Securities.

6.3

“Market Stand-Off” Agreement. Each Shareholder agrees, if so required by the managing underwriter(s) and to the extent necessary for a QIPO, but subject to exceptions that any Holder and the applicable underwriter may agree on, that it will not during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days from the date of such final prospectus) (a) lend, offer, pledge, hypothecate, hedge, sell, make any short sale of, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Equity Securities of the Company (other than those included in such offering) or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Equity Securities of the Company, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Equity Securities of the Company or such other securities, in cash or otherwise; provided, that (x) all directors, officers and all other holders of at least 1% of the outstanding share capital of the Company must be bound by restrictions at least as restrictive as those applicable to any such holder pursuant to Section 6.3 hereof, (y) Section 6.3 hereof shall not apply to the extent that any other members subject to substantially similar restrictions are released, and (z) the lockup agreements shall permit such holders to transfer their Registrable Securities to their respective Affiliates so long as the transferees enters into the same lockup agreement. The underwriters in connection with the Company’s IPO are intended third party beneficiaries of Section 6.3 hereof and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. In order to enforce the foregoing covenant, the Company may place restrictive legends on the certificates and impose stop-transfer instructions with respect to the Registrable Securities of each shareholder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

6.4

Termination of Registration Rights. The registration rights set forth in Sections 2 and 3 hereof above shall terminate on the later of (a) the fifth (5th) anniversary after the date of closing of a QIPO, and (b) with respect to any Holder, the date following a QIPO on which such Holder holds less than 1% of the Equity Securities of the Company and all Registrable Securities may be sold under Rule 144 of the Securities Act in any ninety (90)-day period.

6.5

Exercise of Preferred Shares. Notwithstanding anything to the contrary provided in this Agreement, the Company shall have no obligation to register Registrable Securities which, have not been exercised, converted or exchanged, as applicable, for Ordinary Shares.

7.	JURISDICTION.

The terms of this Exhibit are drafted primarily in contemplation of an offering of securities in the United States of America. The Parties recognize, however, the possibility that securities may be qualified or registered for offering to the public in a jurisdiction other than the United States of America where registration rights have significance or that the Company might affect an offering in the United States of America in the form of American depositary receipts or American depositary shares. Accordingly:

(a)    It is their intention that, whenever this Exhibit or any other provision of this Agreement refers to a Law, form, process or institution of the United States of America but the Parties wish to effectuate qualification or registration in a different jurisdiction where registration rights have significance, such references to the Laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable Laws or institutions of the jurisdiction in question; and

(b)    It is agreed that the Company will not undertake any listing of American depositary receipts, American depositary shares or any other security derivative of the Company’s Ordinary Shares unless arrangements have been made reasonably satisfactory to a majority-in-interest of the Shareholders (including the Preferred Shareholders) to ensure that the spirit and intent of this Agreement will be realized and that the Company is committed to take such actions as are necessary such that the Shareholders will enjoy rights corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the United States of America as if the Company had listed Ordinary Shares in lieu of such derivative securities.

8.	ASSIGNMENT OF REGISTRATION RIGHTS.

The rights to cause the Company to register Registrable Securities pursuant to this Exhibit may be assigned (but only with all related obligations) by (a) a Holder that is a partnership, to any partner, retired partner or Affiliated fund of such Holder, (b) a Holder that is a limited liability company, to any member or former member of such Holder, (c) a Holder who is an individual, to such Holder’s family member or trust for the benefit of such Holder or such Holder’s family member, (d) a Holder that is a corporation to its shareholders in accordance with their interests in the corporation, or (d) to any other Person who immediately after such assignment becomes the Holder of at least 2% of Registrable Securities; provided (in all cases) (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (iii) such assignments shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

EXHIBIT F

FORM OF DEED OF ADHERENCE

THIS DEED is made the [                    ] day of [                    ] by [name of new shareholder], [a citizen of [                    ] with [                    ] passport no. [                    ] and [his/her] residential address at [                    ] / [a limited liability company incorporated under the laws of [                ] with its registered office at [                ] (the “New Shareholder”).

WHEREAS

(A)

By a [transfer of OR subscription for] [description of equity securities] dated [of even date herewith], [[name of transferor], [a citizen of [                    ] with [                    ] passport no. [                    ] and [his/her] residential address at [                    ] / [a limited liability company incorporated under the laws of [                    ] with its registered office at [                    ]] (the “Transferor”) agreed to transfer to the New Shareholder] / [the New Shareholder subscribed for] [number] [Series C-2 Shares], par value US$0.00001 each in the capital of Q&K International Group Limited, an exempted company with limited liability incorporated in the Cayman Islands, with its registered office at Osiris International Cayman Limited, Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands (the “Company”) (together the [“Transferred Shares” / “Subscribed Shares”]).

(B)

This Deed is entered into in compliance with the terms of the third amended and restated shareholders agreement dated [                    ] (the “Shareholders Agreement”) made by and among, inter alios, the Company, the parties listed in Part I, II, III, IV, V, VI and VII of Exhibit A of the Shareholders Agreement (as supplemented and amended from time to time).

NOW THEREFORE IT IS HEREBY AGREED as follows:

(1)

Words and expressions used in this Deed shall have the same meaning assigned to them in the Shareholders Agreement unless the context otherwise expressly requires. The rules of interpretation contained in Section 9.7 of the Shareholders Agreement shall apply to the construction of this Deed with all necessary changes.

(2)	The New Shareholder hereby confirms that it has been supplied with a copy of the Shareholders Agreement.

(3)

The New Shareholder hereby agrees to assume and assumes the benefit of the rights [of name of the Transferor]/[of a Series C-2 Investor] under the Shareholders Agreement in respect of the [Transferred Shares OR Subscribed Shares] and hereby agrees to assume and assumes the burden of the [Transferor’s] obligations under the Shareholders Agreement to be performed after the date hereof in respect of the [Transferred Shares OR Subscribed Shares].

(4)

The New Shareholder hereby agrees to be bound by the Shareholders Agreement in all respects as if the New Shareholder were a party to the Shareholders Agreement as [description of capacity] and to perform:

(i)	[all the obligations of the Transferor in that capacity thereunder; and]

(ii)	all the obligations expressed to be imposed on such a party to the Shareholders Agreement;

[in both cases,] to be performed on or after the date hereof.

(5)

The New Shareholder hereby further agrees and covenants that (a) the [acquisition, owning and holding of Transferred Shares / subscription for, owning and holding of Subscribed Shares] is in full compliance with the requirements of all applicable laws; and (b) if requested by the Company, the New Shareholder shall provide such assurances, representations, documents and materials as the Company may deem necessary or desirable to assure compliance with all applicable Laws.

(6)	This Deed is made for the benefit of:

(i)	the parties to the Shareholders Agreement; and

(ii)

any other Person who may after the date of the Shareholders Agreement (and whether or not prior to, on or after the date hereof) assume any rights or obligations under the Shareholders Agreement and be permitted to do so by the terms thereof;

and this Deed shall be irrevocable without the written consent of the Company acting on their behalf in each case only for so long as they hold any equity securities in the capital of the Company.

(7)

[For the avoidance of doubt, if applicable, nothing in this Deed shall release the Transferor from any liability in respect of any obligations under the Shareholders Agreement due to be performed prior to the date of this Deed.]

(8)	None of the Preferred Shareholder:

(i)

makes any representation or warranty or assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Shareholders Agreement (or any agreement entered into pursuant thereto); or

(ii)

makes any representation or warranty or assumes any responsibility with respect to the content of any information regarding the Company or any Group Company or otherwise relates to the acquisition of equity securities in the Company; or

(iii)

assumes any responsibility for the financial condition of the Company or any Group Company or any other party to the Shareholders Agreement or any other document or for the performance and observance by the Company or any other party to the Shareholders Agreement or any other document (save as expressly provided therein);

and any and all conditions and warranties, whether express or implied by law or otherwise, are excluded.

(9)	The New Shareholder’s address for notices, demands and all other communications under the Shareholders Agreement is as follows:

[name of New Shareholder]

Attn:	[ ]
Address:	[ ]
Tel:	[ ]
Fax:	[ ]
Email:	[ ]

(10)	This Deed shall be read as one with the Shareholders Agreement so that any reference in the Shareholders Agreement to “this Agreement” and similar expressions shall include this Deed.

(11)

This Deed shall be governed by and construed exclusively in accordance with the Laws of Hong Kong without giving effect to any choice of law rule that would cause the application of the Laws of any jurisdiction other than the Laws of Hong Kong to the rights and duties of the parties hereunder.

(12)	Section 9.2 of the Shareholders Agreement shall apply to this Deed mutatis mutandis.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHERE OF this Deed of Adherence is executed and delivered as a deed on the date and year first above written.

[If the New Shareholder is a Hong Kong company]

EXECUTED AND DELIVERED AS A DEED	)
)
by [name of new shareholder]	)
by authority of its directors	)
)
)
and SIGNED by [ ]	)
)
(Name of Director))
)
)
And by [ ]	)
(Name of Director/Company Secretary*))
* delete whichever is not applicable	)
)

[Or, if the New Shareholder is an entity under laws other than Hong Kong]

EXECUTED AND DELIVERED AS A DEED	)
)
SEALED with the COMMON SEAL	)
)
of [name of new shareholder]	)
)
)
and SIGNED by [ ]	)
)
(Director))
)
in the presence of:-)
)
)
Name of witness:	)
Address of witness:	)

EXHIBIT G

SHARE CHARGE AMENDMENT

1.	FOUNDER SHARE CHARGE

The Founder Share Charge (as defined in the Series C SSA) shall be amended as follows:

1.1

In Section 1.1 of the Founder Share Charge, the definition of “Event of Default” shall be amended to “any failure on the part of the Mortgagor, the Holding Company or any Group Company to comply with any or all of their respective material obligations (including any material breach of representations or warranties by the Mortgagor, the Holding Company or a Group Company) under the Transaction Documents.”

1.2	Section 1.1 of the Founder Share Charge shall be amended as follows:

“Time for Enforcement. This Security shall become immediately enforceable if (i) an Event of Default has occurred and is continuing; and (ii) the Mortgagor, the Holding Company or any Group Company (as the case may be) fails to cure such Event of Default within fifteen (15) days upon its receipt of the written notice issued by the Secured Party requesting the rectification of an Event of Default. After this Security has become enforceable, the Secured Party may in its absolute discretion enforce all or any part of this Security in any manner it sees fit (including, for the avoidance of doubt and for the purposes of section 66(A) of the BVI Companies Act (as amended), those powers listed in section 66(5)).”

2.	HOLDING COMPANY SHARE CHARGE

The Holding Company Share Charge (as defined in the Series C SSA) shall be amended as follows:

2.1

In Section 1.1 of the Holding Company Share Charge, the definition of “Event of Default” shall be amended to “any failure on the part of Jin Guangjie, the Mortgagor, or any Group Company to comply with any or all of their respective material obligations (including any material breach of representations or warranties by Jin Guangjie, the Mortgagor, or a Group Company) under the Transaction Documents.”

2.2	Section 6.1 of the Holding Company Share Charge shall be amended as follows:

“Time for Enforcement. This Security shall become immediately enforceable if (i) an Event of Default has occurred and is continuing; and (ii) Jin Guangjie, the Mortgagor, or any Group Company (as the case may be) fails to cure such Event of Default within fifteen (15) days upon its receipt of the written notice issued by the Secured Party requesting the rectification of an Event of Default. After this Security has become enforceable, the Secured Party may in its absolute discretion enforce all or any part of this Security in any manner it sees fit.”

l